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                                                                     Exhibit 4.1

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                         CNH WHOLESALE MASTER NOTE TRUST

                                    as Issuer

                                       and

                               JPMORGAN CHASE BANK

                              as Indenture Trustee

                                  ------------

                                    INDENTURE

                          dated as of September 1, 2003

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                                                                MASTER INDENTURE
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     THIS INDENTURE between CNH WHOLESALE MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware (the "Issuer") and JPMORGAN CHASE BANK, a New York banking corporation, in its capacity as Indenture Trustee (the "Indenture Trustee"), is made and entered into as of September 1, 2003.

                             RECITALS OF THE ISSUER

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its notes to be issued in one or more fully registered or bearer Series or Classes. All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

                                 GRANTING CLAUSE

     The Issuer hereby grants to the Indenture Trustee for the benefit and security of (a) the Noteholders, (b) each Enhancement Provider to an Enhancement Agreement entered into in connection with the issuance of a Class of Notes that expressly states in the related Indenture Supplement that such Enhancement Provider is entitled to the benefit of the Collateral and (c) the Indenture Trustee, in its individual capacity (each, a "Secured Party"), a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to:

     (i)     the Receivables;

     (ii) Collections and Recoveries related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to) the Receivables pursuant to the terms of the Transfer and Servicing Agreement, this Indenture and any Indenture Supplement;

     (iii) all Eligible Investments and all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Collection Account, the Series Accounts, the Excess Funding Account and the Backup Servicer Account (including any subaccounts of any such account), and in all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);

     (iv) all rights, remedies, powers, privileges and claims of Issuer under or with respect to any Enhancement and the Transfer and Servicing Agreement (whether arising pursuant to the terms of the related Enhancement Agreement or the Transfer and Servicing Agreement or otherwise available to Issuer at law or in equity), including the rights of Issuer to enforce such Enhancement Agreement or the Transfer and Servicing Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Enhancement Agreement or the Transfer and Servicing Agreement to the same extent as Issuer could but for the assignment and security interest granted to Indenture Trustee for the benefit of the Noteholders;

                                                                MASTER INDENTURE
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     (v)     all Insurance Proceeds;

     (vi) all proceeds of any derivative contracts between Issuer and a counterparty, as described in any Indenture Supplement;

     (vii) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit, letter-of-credit rights and oil, gas, and other minerals consisting of, arising from or related to the foregoing;

     (viii)  all other property of Issuer;

     (ix) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing; and

     (x)     any proceeds of the foregoing (collectively, the "COLLATERAL").

     The Security Interest in the Collateral is granted to secure the Notes (and, to the extent specified in the applicable Indenture Supplement or Enhancement Agreement, the obligations under any applicable Enhancement Agreements) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in the Indenture Supplement which establishes any Class of Notes, and to secure (i) the payment of all amounts due on such Notes (and, to the extent so specified, the obligations under any applicable Enhancement Agreements) in accordance with their terms, (ii) the payment of all other sums payable by the Issuer under this Indenture or any Indenture Supplement and (iii) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement. This Indenture is a security agreement within the meaning of the UCC.

     The Indenture Trustee acknowledges the grant of such Security Interest, and accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Secured Parties may be adequately and effectively protected.

     Particular Notes and Enhancement Agreements shall benefit from the Security Interest to the extent (and only to the extent) collections on and proceeds of the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

                                        2                       MASTER INDENTURE
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                            AGREEMENTS OF THE PARTIES

     To set forth or to provide for the establishment of the terms and conditions upon which the Notes are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Holders thereof, it is mutually agreed as follows, for the equal and proportionate benefit of all Holders of the Notes or of a Series or Class thereof, as the case may be:

                                LIMITED RECOURSE

     The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes and to make payments on Enhancement Agreements is limited in recourse as set forth in Section 7.11.

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01. DEFINITIONS. For all purposes of this Indenture and of any Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act or in the related Indenture Supplement, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

               (4) all references in this Indenture to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (5) "including" and words of similar import shall be deemed to be followed by "without limitation."

     "Accounts" means, collectively, the Collection Account, the Excess Funding Account and any Supplemental Account, in each case including any Sub-Accounts therein.

                                        3                       MASTER INDENTURE
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     "Accumulation Period," with respect to any Series or Class of Notes, has the meaning assigned in the related Indenture Supplement.

     "Accumulation Period Commencement Date," with respect to any Series or Class of Notes, has the meaning assigned in the related Indenture Supplement.

     "Act," when used with respect to any Noteholder, is defined in Section 1.04(a).

     "Action," when used with respect to any Noteholder, is defined in Section 1.04(a).

     "Adjusted Outstanding Dollar Principal Amount," with respect to any Series or Class of Notes, has the meaning assigned in the related Indenture Supplement.

     "Adjusted Pool Balance" is defined in the Transfer and Servicing Agreement.

     "Administration Agreement" means the Administration Agreement, dated as of September 1, 2003, between and among the Issuer, Case Credit, as Administrator and the Indenture Trustee.

     "Administrator" means Case Credit, in its capacity as Administrator pursuant to the terms of the Administration Agreement.

     "Adverse Effect" means, whenever used in this Indenture with respect to any Series or Class of Notes with respect to any action, that such action shall (a) at the time of its occurrence or at any future date result in the occurrence of an Early Amortization Event or Event of Default relating to such Series or Class, as applicable, (b) adversely affect the amount of funds available to be distributed to the Noteholders of any such Series or Class pursuant to this Indenture or the timing of such distributions, or (c) adversely affect the security interest of the Indenture Trustee in the Collateral.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means, with respect to any Holders of Notes, has the meaning specified in the related Indenture Supplement.

     "Authenticating Agent" means any Person authorized by the Indenture Trustee to authenticate Notes under Section 8.14.

     "Authorized Newspaper" means, with respect to any Class of Notes, publication in the newspaper of record specified in the applicable Indenture Supplement for that Class, or if and so long as Notes of that Class are listed on any securities exchange and that exchange so requires, in the newspaper of record required by the applicable securities exchange, printed in any language

                                        4                       MASTER INDENTURE
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specified in the applicable Indenture Supplement or satisfying the requirements of such exchange.

     "Authorized Officer" means, with respect to (i) the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (ii) the Administrator, so long as the Administration Agreement is in effect, any Assistant Treasurer or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iii) the Transferor, any Assistant Treasurer or more senior officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers delivered by the Transferor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Interest Amount" means for any Collection Period, Collections of No-Principal Receivables for such Collection Period PLUS Reallocated Yield Amounts for such Collection Period.

     "Available Principal Amount" means for any Collection Period, Principal Collections for such Collection Period MINUS Reallocated Yield Amounts for such Collection Period.

     "Available Subordinated Amount" with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Backup Servicer" means the institution that is engaged by the Issuer or the Servicer on its behalf to act as a backup servicer under the Transfer and Servicing Agreement and that satisfies all of the requirements of a Successor Servicer under Section 6.02 of the Transfer and Servicing Agreement.

     "Backup Servicer Account" means the account designated as such, established and maintained pursuant to Section 4.02(e).

     "Backup Servicer Account Initial Deposit" means $750,000.00.

     "Backup Servicer Account Required Amount" means, initially, the Backup Servicer Account Initial Deposit, PROVIDED, HOWEVER, the Backup Servicer Account Required Amount may be reduced by the Servicer with the consent of Moody's as evidenced by written affirmation that such reduction will not result in a downgrade or withdrawal by Moody's of its then current rating of any Class or Series of Notes.

     "Backup Servicer Account Shortfall Amount" means the excess of Backup Servicer Fees and Expenses over amounts on deposit in the Backup Servicer Account.

                                        5                       MASTER INDENTURE
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     "Backup Servicer Fees and Expenses" means all reasonable costs, fees and expenses (including attorneys' fees) incurred in connection with the engagement of a Backup Servicer, including any engagement fees, travel expenses or due diligence costs and thereafter, the ongoing servicing fees and expenses of a Backup Servicer.

     "Bearer Note" means a Note in bearer form.

     "Beneficiary" means the holders of the Transferor Interest.

     "Business Day," unless otherwise specified in the Indenture Supplement for any Class of Notes, means any day other than (a) a Saturday or Sunday or (b) any other day on which banking corporations or state banking institutions in Racine, Wisconsin, New York, New York or Wilmington, Delaware, are authorized or obligated by law, executive order or governmental decree to be closed.

     "Case Credit" means Case Credit Corporation, a Delaware Corporation.

     "Case Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of September 1, 2003, by and between Case Credit, as Originator and CWRI, as Purchaser.

     "Class" means, with respect to any Note, the Class designated for such Note in the applicable Indenture Supplement.

     "Collateral" is defined in the Granting Clause.

     "Collateral Amount" means, with respect to any Outstanding Class of Notes, an amount determined in accordance with the applicable Indenture Supplement.

     "Collection Account" is defined in Section 4.02(a).

     "Collections" is defined in Section 4.01.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Corporate Trust Office" means the principal office of the Indenture Trustee in New York, New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 4 New York Plaza, 6th Floor, New York, New York 10004,
Attention: Institutional Trust Services Group or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the Holders.

     "CWRI" means CNH Wholesale Receivables Inc.

     "Depository" means a U.S. Depository or a Foreign Depository, as the case may be.

                                        6                       MASTER INDENTURE
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     "Discount Note" means a Note that provides for an amount less than the
Stated Principal Amount (but not less than the Initial Dollar Principal Amount) thereof to be due and payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or the occurrence of an Event of Default and the acceleration of such Note, in each case before the Scheduled Final Payment Date of the applicable Note.

     "Dollar" means (a) United States dollars or (b) denominated in United States dollars.

     "Early Amortization Event" is defined in Section 12.01.

     "Early Amortization Period" is defined in the related Indenture Supplement.

     "Effective Date" means the date on which this Indenture is executed and delivered by the parties hereto.

     "Enhancement" is defined in the Transfer and Servicing Agreement.

     "Enhancement Agreement" is defined in the Transfer and Servicing Agreement.

     "Enhancement Provider" is defined in the Transfer and Servicing Agreement.

     "Entity" means any Person other than an individual or government (including any agency or political subdivision thereof).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "Event of Default" is defined in Section 7.01.

     "Excess Funded Amount" with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Excess Funding Account" is defined in Section 4.02(a).

     "Exchange Date" means, with respect to any Class of Notes, the latest of:

     (a) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in registered form, any date that is after the related issuance date;

     (b) in the case of exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes in bearer form, the date of presentation of certification of non-United States beneficial ownership (as described in Section 2.05); and

     (c) the earliest date on which such an exchange of a beneficial interest in a Temporary Global Note for a beneficial interest in a Permanent Global Note is permitted by applicable law.

                                        7                       MASTER INDENTURE
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     "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

     "Federal Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time.

     "Fitch" means Fitch, Inc., or any successor thereto.

     "Foreign Currency" means (a) a currency other than Dollars or (b) denominated in a currency other than Dollars.

     "Foreign Depository" means the Person specified in the applicable Indenture Supplement, in its capacity as depository for the accounts of any clearing agencies located outside the United States.

     "Global Note" means any Note issued pursuant to Section 2.04.

     "Holder," when used with respect to any Note, means a Noteholder.

     "Indenture" or "this Indenture" means this Indenture as originally executed and as amended, supplemented, restated or otherwise modified from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular Series or Classes of Notes created as contemplated by Section 3.01.

     "Indenture Supplement" means, with respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 10.01, together with any applicable terms document related to such Indenture Supplement and any amendment to the Indenture Supplement executed pursuant to Section 10.01 or 10.02, and, in either case, including all amendments thereof and supplements thereto.

     "Indenture Trustee" means the Person named as the Indenture Trustee in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" means and includes each Person who is then an Indenture Trustee hereunder. If at any time there is more than one such Person, "Indenture Trustee" as used with respect to the Notes of any Series or Class means the Indenture Trustee with respect to Notes of that Series or Class.

     "Indenture Trustee Authorized Officer," when used with respect to the Indenture Trustee, means any vice president, any assistant vice president, the treasurer, any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Initial Dollar Principal Amount" means (a) unless otherwise specified in the applicable Indenture Supplement, with respect to Classes of Dollar Interest-bearing Notes, the aggregate initial principal amount of the Outstanding Notes of such Class, and (b) with respect to Classes

                                        8                       MASTER INDENTURE
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of Discount Notes and foreign currency Notes, the amount specified in the applicable Indenture Supplement as the Initial Dollar Principal Amount thereof.

     "Insurance Proceeds" is defined in the Transfer and Servicing Agreement.

     "Interest-bearing Note" means a Note that bears interest at a stated or computed rate on the principal amount thereof. A Note may be both an Interest-bearing Note and a Discount Note.

     "Interest Payment Date" means, with respect to any Series or Class of Notes, the scheduled due date of any payment of interest on such Notes, as specified in the applicable Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Interest Payment Date, unless otherwise specified in the related Indenture Supplement, shall be the last Business Day of the current calendar month; provided, however, that upon the acceleration of a Series or Class of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of that Series or Class of Notes, each Monthly Principal Accrual Date shall be an Interest Payment Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investor Default Amount" with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Investor Uncovered Dilution Amounts" with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Issuer" is defined in the first paragraph of this Indenture.

     "Issuer Authorized Officer" means (a) an authorized signatory of the Owner Trustee or (b) the chairman or vice-chairman of the board of directors, chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, or any assistant treasurer, in each case of the Beneficiary or the Administrator, any other officer or employee of the Beneficiary or Administrator who is authorized to act on behalf of the Issuer.

     "Issuer Certificate" means a certificate (including an Officer's Certificate) signed in the name of an Issuer Authorized Officer, or the Issuer by an Issuer Authorized Officer, and in each case delivered to the Indenture Trustee relating to, among other things, the issuance of a new Class of Notes. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Beneficiary.

     "Legal Final Maturity Date" means, with respect to a Series or Class of Notes, the date specified in the Indenture Supplement, for such Note as the fixed date on which the principal of such Series or Class of Notes is due and payable.

                                        9                       MASTER INDENTURE
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     "Majority Holders" means, with respect to any Series or Class of Notes or all Outstanding Notes, the Holders of a majority in Outstanding Dollar Principal Amount of the Outstanding Notes of that Series or Class or of all Outstanding Notes, as the case may be, or as otherwise defined for such Series in the Indenture Supplement for such Series.

     "Monthly Interest Accrual Date" means, with respect to any Outstanding Series or Class of Notes:

     (a)  each Interest Payment Date for such Series or Class, and

     (b) for any Monthly Period in which no Interest Payment Date for such Series or Class occurs, the date in such Monthly Period corresponding numerically to the next Interest Payment Date for such Series or Class of Notes, or in the case of a Series or Class of Discount Notes, the Scheduled Final Payment Date for that Series or Class, or as otherwise specified in the applicable Indenture Supplement for such Series or Class of Notes; provided, however, that

          (i) for the Monthly Period in which a Series or Class of Notes is issued, the date of issuance of such Series or Class shall be the first Monthly Interest Accrual Date for such Monthly Period for such Series or Class of Notes,

          (ii) for the Monthly Period next following the Monthly Period in which a Series or Class of Notes is issued, unless otherwise indicated in the related Indenture Supplement, the first day of such Monthly Period shall be the first Monthly Interest Accrual Date in such next following Monthly Period for such Series or Class of Notes,

          (iii) any date on which proceeds from a sale of Receivables following an Event of Default and acceleration of any Class of Notes are deposited into the interest funding account for such Notes shall be a Monthly Interest Accrual Date for such Class of Notes,

          (iv) if there is no such numerically corresponding date in such Monthly Period, then the Monthly Interest Accrual Date shall be the last Business Day of such Monthly Period, and

          (v) if such numerically corresponding date in such Monthly Period is not a Business Day, then the Monthly Interest Accrual Date shall be the next following Business Day (unless such Business Day would fall in the following Monthly Period in which case the Monthly Interest Accrual Date shall be the last Business Day of such earlier month).

     "Monthly Noteholders' Statement" means a report substantially in the form of Exhibit B, as the same may be supplemented as set forth in the related Indenture Supplement.

     "Monthly Period" means a calendar month, except as otherwise specified for a Series of Notes in its Indenture Supplement. The Monthly Period with respect to a Transfer Date or Payment Date is the Monthly Period that ends immediately prior to such date.

                                       10                       MASTER INDENTURE
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     "Monthly Principal Accrual Date" means, with respect to any Outstanding
Series or Class of Notes:

     (a) for any Monthly Period in which an Scheduled Final Payment Date for such Series or Class occurs, such Scheduled Final Payment Date, or as otherwise specified in the applicable Indenture Supplement for such Series or Class of Notes, and

     (b) for any Monthly Period in which no Scheduled Final Payment Date for such Series or Class occurs, the date in such Monthly Period corresponding numerically to the next Scheduled Final Payment Date for such Series or Class of Notes (or for any month following the last Scheduled Final Payment Date, the date in such month corresponding numerically to the preceding Scheduled Final Payment Date for such Series or Class of Notes), or as otherwise specified in the applicable Indenture Supplement, for such Class of Notes; provided, however, that:

          (i) any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any Class of Notes on or after the Scheduled Final Payment Date for such Class of Notes shall be a Monthly Principal Accrual Date for such Class of Notes,

          (ii) any date on which proceeds from a sale of Receivables following an Event of Default and acceleration of any Series or Class of Notes are deposited into the Principal Funding Account for such Notes shall be a Monthly Principal Accrual Date for such Class of Notes,

          (iii) if there is no numerically corresponding date in such Monthly Period, then the Monthly Principal Accrual Date shall be the last Business Day of such Monthly Period, and

          (iv) if such numerically corresponding date in such Monthly Period is not a Business Day, the Monthly Principal Accrual Date shall be the next following Business Day (unless such Business Day would fall in the following month in which case the Monthly Principal Accrual Date shall be the last Business Day of such earlier Monthly Period).

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "NH Credit" means New Holland Credit Company, LLC, a Delaware limited liability company.

     "NH Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of September 1, 2003, by and among NH Credit as Originator, CWRI, as Purchaser and Case Credit as Servicer.

     "Non-Performing," with respect to an Enhancement Agreement, means not Performing.

                                       11                       MASTER INDENTURE
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     "Note" or "Notes" means any note or notes of any Series or Class authenticated and delivered from time to time under this Indenture.

     "Note Owner" means the beneficial owner of an interest in a Global Note.

     "Note Register" is defined in Section 3.05.

     "Note Registrar" means the Person who keeps the Note Register specified in
Section 3.05.

     "Noteholder" means a Person in whose name a Note is registered in the Note Register or the bearer of any Bearer Note (including a Global Note in bearer form), as the case may be.

     "Officer's Certificate" means a certificate signed by the Beneficiary or the Owner Trustee and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer's Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Beneficiary.

     "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Indenture Trustee, who may, without limitation, and except as otherwise expressly provided in this Indenture, be an employee of or of counsel to the Issuer, the Beneficiary or any of their Affiliates, the Note Registrar and the Issuer, as applicable.

     "Originator" is defined in the Transfer and Servicing Agreement.

     "Outstanding," when used with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

     (a) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer, CWRI or any Affiliate thereof pursuant to Section 3.09;

     (b) any non-revolving Notes for whose full payment (including principal and interest) or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, the related Indenture Supplement, or provision therefor satisfactory to the Indenture Trustee has been made;

     (c)  any Notes which are deemed to have been paid in full pursuant to
Section 5.06; and

     (d) any such Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 3.06 (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that

                                       12                       MASTER INDENTURE
such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

     For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to "Notes" shall be deemed to be references to "Outstanding Notes." In determining whether the Holders of the requisite principal amount of such Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for purposes of Section 9.04, Notes beneficially owned by the Issuer or CWRI or any Affiliate of the Issuer or CWRI shall be disregarded and deemed not to be Outstanding. In determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which an Indenture Trustee Authorized Officer knows to be owned by the Issuer or CWRI or any Affiliate of the Issuer or CWRI shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee demonstrates to the reasonable satisfaction of the Indenture Trustee (i) the pledgee's right to act as owner with respect to such Notes and (ii) that the pledgee is not the Issuer, CWRI or any other obligor upon the Notes or any Affiliate of the Issuer, CWRI or such other obligor.

     "Outstanding Dollar Principal Amount" means at any time,

     (a) with respect to any Series or Class of non-Discount Notes, the aggregate Initial Dollar Principal Amount of the Outstanding Notes of such Series or Class at such time, less the amount of any withdrawals from the Principal Funding Account or Principal Funding sub-Account for such Class of Notes for payment of principal to the Holders of such Series or Class or to the applicable Enhancement Provider pursuant to the related Indenture Supplement, and

     (b) with respect to any Series or Class of Discount Notes, an amount of the Outstanding Notes of such Series or Class calculated by reference to the applicable formula set forth in the applicable Indenture Supplement, taking into account the amount and timing of payments of principal made to the Holders of such Series or Class or to the applicable Enhancement Provider and accretions of principal, each pursuant to the related Indenture Supplement.

     "Owner Trustee" means The Bank of New York, not in its individual capacity but solely as owner trustee of the Issuer, and each of its successors and assigns.

     "Paying Agent" means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer, which shall initially be the Indenture Trustee.

     "Payment Date" means, with respect to any Series or Class of Notes, the applicable Principal Payment Date or Interest Payment Date.

     "Payment Instruction" means an instruction substantially in the form of Exhibit A, or such other form as the Issuer may determine, as the same may be supplemented as set forth in the related Indenture Supplement.

                                       13                       MASTER INDENTURE

     "Perfection Representations and Warranties" means the representations and warranties set forth below:

          1. GENERAL. The Specified Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the proceeds thereof in favor of the Secured Party, which, (a) in the case of existing Receivables and the proceeds thereof, is enforceable upon execution of the Specified Agreement against creditors of and purchasers from Debtor, or with respect to Additional Accounts or Automatic Additional Accounts then existing Receivables in Additional Accounts or Automatic Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (b) upon filing of the financing statements described in CLAUSE 4 below and, in the case of Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Liens permitted pursuant to CLAUSE 3 below).

          2. GENERAL. The Receivables constitute "accounts", "tangible chattel paper", "payment intangibles" or "general intangibles" within the meaning of UCC Section 9-102.

          3. CREATION. Immediately prior to the conveyance of the Receivables pursuant to the Specified Agreement, Debtor owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person. For the transfer of any Receivables constituting "payment intangibles," Debtor has received all consents and approvals required by the terms of the related Floorplan Financing Agreement, if any, for the transfer of any such Receivables constituting "payment intangibles."

          4. PERFECTION. Debtor has caused or will have caused, within ten days of the Initial Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Secured Party under the Specified Agreement in the Receivables arising in the Initial Accounts and Automatic Additional Accounts, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in Additional Accounts and Automatic Additional Accounts. With respect to Receivables that constitute tangible chattel paper, the Servicer or a Subservicer, as custodian, received possession of such tangible chattel paper after the Secured Party received a written acknowledgment from such custodian that it is acting solely as agent of the Secured Party. All financing statements filed under this clause 4 contain a statement that "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party".

          5. PRIORITY. Other than the security interest granted to the Secured Party pursuant to the Specified Agreement, Debtor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Debtor has not

                                       14                       MASTER INDENTURE
     authorized the filing of and is not aware of any financing statements against Debtor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to Secured Party under the Specified Agreement, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Transaction Documents.

          6. SURVIVAL OF PERFECTION REPRESENTATIONS. Notwithstanding any other provision of the Specified Agreement or any other Transaction Document, the Perfection Representations contained herein shall be continuing, and remain in full force and effect.

          7. NO WAIVER. The parties to the Specified Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations and warranties set forth herein; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the representations and warranties set forth herein, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations and warranties set forth herein.

          8. SERVICER TO MAINTAIN PERFECTION AND PRIORITY. The Servicer covenants that, in order to evidence the interests of Debtor and the Secured Party under the Specified Agreement, Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by Debtor) to maintain and perfect, as a first priority interest, the Secured Party's security interest in the Receivables. Servicer shall, from time to time and within the time limits established by law, prepare and present to the Secured Party for the Secured Party to authorize the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Secured Party's security interest in the Receivables as a first-priority interest (each a "Filing"). Servicer shall present each such Filing to the Secured Party together with an Officer's Certificate to the effect that such Filing is (i) consistent with grant of the security interest to the Secured Party pursuant to the Specified Agreement, (ii) satisfies all requirements and conditions to such Filing in this Agreement and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Secured Party's signature. Upon receipt of such Officer's Certificate and form of authorization, Debtor shall promptly authorize in writing Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of the Secured Party or Debtor where allowed by applicable law. Notwithstanding anything else in the Specified Agreement to the contrary, the Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Debtor in accordance with this paragraph (c).

                                       15                       MASTER INDENTURE

     "Performing" means, with respect to any Enhancement Agreement, no payment default or repudiation of performance by a Enhancement Provider has occurred, and such Enhancement Agreement has not been terminated.

     "Permanent Global Note" is defined in Section 2.05.

     "Permitted Investments" means, unless otherwise provided in the Indenture Supplement with respect to any Series of Notes:

     (a)  instruments, investment property or other property consisting of:

          (i) obligations of or fully guaranteed by the United States of America;

          (ii) time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Indenture Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody's and S&P of P-1 and A-1+, respectively, and, if rated by Fitch, F1+ from Fitch;

          (iii) commercial paper (including but not limited to asset backed commercial paper) having, at the time of the Indenture Trustee's investment or contractual commitment to invest therein, a rating from Moody's and S&P of P-1 and A-1+, respectively, and, if rated by Fitch, F1+ from Fitch;

          (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and

          (v) investments in money market funds rated AAA-m or AAA-mg by S&P, Aaa by Moody's or F1 by Fitch (including money market funds for which the Indenture Trustee in its individual capacity or any of its Affiliates is investment manager or adviser or from which the Indenture Trustee in its individual capacity or any of its Affiliates charges or collects fees and expenses for services rendered) or otherwise approved in writing by each Rating Agency;

     (b) demand deposits in the name of the Indenture Trustee in any depository institution or trust company referred to in clause (a)(ii) above;

     (c) uncertificated securities that are registered in the name of the Indenture Trustee upon books maintained for that purpose by the issuer thereof and identified on books maintained for that purpose by the Indenture Trustee as held for the benefit of the Noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of

                                       16                       MASTER INDENTURE

America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) with respect to which each Rating Agency confirms in writing that such investment shall not cause a Ratings Effect; and

     (d) any other investment if each Rating Agency confirms in writing that such investment shall not cause a Ratings Effect.

     "Person" means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" means, with respect to any Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Class of Notes in accordance with the provisions of Section 3.01.

     "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Principal Funding Account" with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Principal Payment Date" means, with respect to any Series or Class of Notes, each Scheduled Final Payment Date, or upon the acceleration of such Series or Class of Notes following an Event of Default or upon the occurrence of an Early Amortization Event, or other optional or mandatory redemption of such Series or Class of Notes, each Monthly Principal Accrual Date.

     "Qualified Account" means either (a) a segregated account (including a securities account) with a Qualified Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Qualified Institution" means (a) a depository institution, which may include the Indenture Trustee or the Owner Trustee (so long as it is a paying agent under the Indenture), organized under the laws of the United States of America or any one of the States thereof or the District of Columbia, the deposits in which are insured by the FDIC and which at all times satisfies the definition of Required Institutional Rating with respect to each Rating Agency or (b) a depository institution acceptable to each Rating Agency.

                                       17                       MASTER INDENTURE

     "Rating Agency" means, with respect to any Outstanding Series or Class of Notes, each statistical rating agency selected by the Issuer to rate such Notes.

     "Ratings Effect" means a reduction, qualification or withdrawal of any then current rating of the Notes.

     "Reallocated Yield Amounts" means the Reallocated Yield Percentage MULTIPLIED BY the Principal Collections during the Collection Period.

     "Reallocated Yield Percentage" is defined in the Transfer and Servicing Agreement.

     "Receivables" is defined in the Transfer and Servicing Agreement.

     "Receivables Purchase Agreement" means each of the Case Receivables Purchase Agreement, the NH Receivables Purchase Agreement and each other Receivables Purchase Agreement between an Originator, as seller and the Transferor, as Purchaser.

     "Record Date" for the interest or principal payable on any Note on any applicable Payment Date means the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable, unless otherwise specified in the applicable Indenture Supplement.

     "Registered Note" means a Note issued in registered form.

     "Registered Noteholder" means a holder of a Registered Note.

     "Required Institutional Rating" means, with respect to (i) S&P, a long-term unsecured debt rating or AA- or a short-term debt rating of A-1+, (ii) Moody's, a long-term unsecured debt rating of Aa3 or a short-term debt rating of P-1, and
(iii) Fitch, a long-term unsecured debt rating of AA- or a short-term debt rating of F-1+.

     "Required Subordinated Amount" means, with respect to any Class of a senior Class of Notes, the amount specified in the related Indenture Supplement.

     "S&P" means Standard & Poor's Ratings Services or any successor thereto.

     "Scheduled Final Payment Date" means, with respect to any Series or Class of Notes, the scheduled due date of any payment of principal on such Notes, as specified in the related Indenture Supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case such Scheduled Final Payment Date, unless otherwise specified in the related Indenture Supplement, shall be the last Business Day of the current calendar month.

     "Secured Party" is defined in the Granting Clause.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

                                       18                       MASTER INDENTURE

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Security Interest" means the security interest granted pursuant to the Granting Clause.

     "Senior Class," with respect to a Class of Notes of any Series, has the meaning specified in the related Indenture Supplement.

     "Series" means, with respect to any Note, the Series specified in the applicable Indenture Supplement.

     "Series Accounts" is defined in the Transfer and Servicing Agreement.

     "Series Available Interest Amount Shortfalls," has the meaning specified in the related Indenture Supplement.

     "Series Available Principal Amount Shortfalls," has the meaning specified in the related Indenture Supplement.

     "Series Collateral Amount," with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Series Floating Allocation Percentage" means, for any Series of Notes with respect to any Monthly Period and the related Transfer Date, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series Security Amount for such Series as of the last day of the immediately preceding Monthly Period and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the last day of the immediately preceding Monthly Period and (b) the sum of the Series Security Amounts for all Series of Notes on that day.

     "Series Principal Allocation Percentage" means, for a Series of Notes with respect to any Monthly Period and the related Transfer Date, the percentage equivalent, which shall never exceed 100%, of a fraction the numerator of which is the Series Security Amount for such Series as of the last day of the Monthly Period prior to the commencement of an Early Amortization Period or the Accumulation Period, and the denominator of which is the greater of (a) the Adjusted Pool Balance as of the last day of the immediately preceding Monthly Period and (b) the sum of the Series Security Amounts for all Series of Notes as of the last day of the Monthly Period prior to the commencement of any Early Amortization Period or Accumulation Period; provided, however, that for any Series that is in its Accumulation Period or an Early Amortization Period, the Series Security Amount of that Series shall be the Series Security Amount as of the last day of the Monthly Period prior to the commencement of such Accumulation Period or Early Amortization Period.

     "Series Security Amount," with respect to any Series of Notes, has the meaning specified in the related Indenture Supplement.

     "Servicer" is defined in the Transfer and Servicing Agreement.

                                       19                       MASTER INDENTURE

     "Specified Agreement" means the agreement specified in a Transaction Document as the "Specified Agreement" for purposes of the Perfection Representations and Warranties.

     "Stated Principal Amount," with respect to any Note, has the meaning specified in the related Indenture Supplement.

     "Sub-Account" means each portion of an Account designated as such pursuant to this Indenture or the related Indenture Supplement.

     "Subordinated Class," with respect to a Class of Notes of any Series, has the meaning specified in the related Indenture Supplement.

     "Subordinated Notes" means Notes of a Subordinated Class of a Series.

     "Subordinated Percentage" with respect to any Series, has the meaning specified in the related Indenture Supplement.

     "Supplemental Account" means the trust account or accounts designated as such and established pursuant to Section 4.02(a).

     "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action shall not adversely affect in any material respect the tax characterization as debt of any Outstanding Series or Class of Notes that were characterized as debt at the time of their issuance, (b) following such action the Issuer shall not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action shall not cause or constitute an event in which a gain or loss would be recognized by any Holder of any such Notes, and (d) except as otherwise provided in the related Indenture Supplement, where such action is the issuance of a Series or Class of Notes, following such action such Series or Class of Notes shall be properly characterized as debt.

     "Temporary Global Note" is defined in Section 2.05.

     "Transaction Documents" means the Indenture, the Indenture Supplements, the Transfer and Servicing Agreement, the Receivables Purchase Agreements, the Trust Agreement and the Administration Agreement.

     "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of September 1, 2003, among CWRI, as Transferor, Case Credit Corporation, as Servicer, and The Bank of New York, as owner trustee, as amended, restated and supplemented from time to time.

     "Transfer Date" means the Business Day preceding each Payment Date.

     "Transferor" means CWRI in its capacity as Transferor under the Transfer and Servicing Agreement.

     "Transferor Amount" means, on any Determination Date, the Adjusted Pool Balance minus the aggregate Collateral Amounts for all outstanding Series.

                                       20                       MASTER INDENTURE

     "Transferor Interest" means the interest of the Transferor or its assigns in the Issuer and the Receivables, which entitles Transferor or its assigns to receive the various amounts specified in the Transaction Documents to be paid or transferred to the holder(s) of the Transferor Interest.

     "Trust Agreement" means the Trust Agreement, dated as of September 1, 2003, between CWRI, as Transferor, and The Bank of New York, as Owner Trustee, as amended, supplemented or restated from time to time.

     "Trust Available Subordinated Amount" is defined in the Transfer and Servicing Agreement.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this Indenture was executed except as provided in Section 10.05.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction.

     "U.S. Depository" means, unless otherwise specified by the Issuer pursuant to either Section 2.04, 2.06, or 3.01, with respect to Notes of any Class issuable or issued as Global Note within the United States, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act, or other applicable statute regulation.

          Section 1.02. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     The Indenture Trustee may rely, as to authorization by the Issuer of any Class of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 3.10 and this Section, as applicable, in connection with the first authentication of Notes of such Class.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for the written statement required by Section 11.04) shall include:

               (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                                       21                       MASTER INDENTURE

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.03. FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 1.04. ACTS OF NOTEHOLDERS.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action (collectively, "Action") provided by this Indenture to be given or taken by Noteholders of any Series or Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by

                                       22                       MASTER INDENTURE
     the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems reasonably sufficient.

               (c) (i) The ownership of Registered Notes shall be proved by the Note Register.

               (ii) The ownership of Bearer Notes or coupons shall be proved by the production of such Bearer Notes or coupons or by a certificate, satisfactory to the Issuer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Issuer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Note or coupon bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Notes or coupons specified therein. The holding by the Person named in any such certificate of any Bearer Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding
          (A) another certificate bearing a later date issued in respect of the same Bearer Note or coupon produced, (B) the Bearer Note or coupon specified in such certificate is produced by some other Person or (C) the Bearer Note or coupon specified in such certificate has ceased to be Outstanding.

               (iii) If the Issuer shall solicit from the Holders any action, the Issuer may, at its option, by an Officer's Certificate, fix in advance a record date for the determination of Holders entitled to give such action, but the Issuer shall have no obligation to do so. If the Issuer does not so fix a record date, such record date shall be the later of thirty (30) days before the first solicitation of such action or the date of the most recent list of Noteholders furnished to the Indenture Trustee pursuant to Section 9.01 before such solicitation. Such action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such action, and for that purpose the Notes Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of

                                       23                       MASTER INDENTURE
     anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such action is made upon such Note.

          Section 1.05. NOTICES, ETC., TO INDENTURE TRUSTEE AND ISSUER. Any action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

               (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder (except as provided in Section 7.01(c)) if in writing and mailed, first-Class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

          Section 1.06. NOTICES TO NOTEHOLDERS; WAIVER.

               (a) Where this Indenture, any Indenture Supplement or any Registered Note provides for notice to Registered Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein, in such Indenture Supplement or in such Registered Note expressly provided) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Holder of Registered Note affected by such event, at such Noteholder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Registered Noteholders is given by mail, facsimile, electronic transmission or delivery neither the failure to mail, send by facsimile, electronic transmission or deliver such notice, nor any defect in any notice so mailed, to any particular Noteholders shall affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

     Where this Indenture, any Indenture Supplement or any Registered Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Registered Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               (b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder of a Registered Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be reasonably satisfactory to the Indenture Trustee and the Issuer shall be deemed to be a sufficient giving of such notice.

                                       24                       MASTER INDENTURE

               (c) No notice shall be given by mail, facsimile, electronic transmission or otherwise delivered to a Holder of Bearer Notes or coupons in bearer form. In the case of any Class with respect to which any Bearer Notes are Outstanding, any notice required or permitted to be given to Holders of such Bearer Notes shall be published in an Authorized Newspaper within the time period prescribed in this Indenture or the applicable Indenture Supplement.

               (d) With respect to any Class of Notes, the applicable Indenture Supplement may specify different or additional means of giving notice to the Holders of the Notes of such Class.

               (e) Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute an Adverse Effect.

          Section 1.07. CONFLICT WITH TRUST INDENTURE ACT. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 1.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.09. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

          Section 1.10. SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.11. BENEFITS OF INDENTURE. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, Enhancement Providers (to the extent specified in the applicable Enhancement Agreement) and the Holders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 1.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS

                                       25                       MASTER INDENTURE

     LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 1.13. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 1.14. INDENTURE REFERRED TO IN THE TRUST AGREEMENT. This is the Indenture referred to in the Trust Agreement.

                                   ARTICLE II

                                   NOTE FORMS

          Section 2.01. FORMS GENERALLY. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer's execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer's execution of such Notes, subject, with respect to the Notes of any Series or Class, to the rules of any securities exchange on which such Notes are listed.

          Section 2.02. FORMS OF NOTES. Each Note shall be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer shall deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate shall have attached thereto a true and correct copy of the form of Note which has been approved thereby or, if an Issuer Certificate authorizes a specific officer or officers of the Beneficiary to approve a form of Note, a certificate of such officer or officers approving the form of Note attached thereto. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee's authentication of Notes in that form or a certificate signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

          Section 2.03. FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The form of Indenture Trustee's Certificate of Authentication for any Note issued pursuant to this Indenture shall be substantially as follows:

                                       26                       MASTER INDENTURE

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the Series or Class designated therein referred to in the within-mentioned Indenture.

                                     JPMorgan Chase Bank,
                                     as Indenture Trustee,

                                     By:
                                         -----------------------------------
                                             Authorized Signatory

                                     Dated:
                                           ---------------------------------

          Section 2.04. NOTES ISSUABLE IN THE FORM OF A GLOBAL NOTE.

               (a)     If the Issuer establishes pursuant to Sections 2.02 and
     3.01 that the Notes of a particular Series or Class are to be issued in whole or in part in the form of one or more Global Notes, then the Issuer shall execute and the Indenture Trustee or its agent shall, in accordance with Section 3.03 and the Issuer Certificate delivered to the Indenture Trustee or its agent thereunder, authenticate and deliver, such Global Note or Notes, which, unless otherwise provided in the applicable Indenture Supplement (i) shall represent, and shall be denominated in an amount equal to the aggregate Stated Principal Amount (or in the case of Discount Notes, the aggregate Stated Principal Amount at the Scheduled Final Payment Date of such Notes) of the Outstanding Notes of such Series or Class to be represented by such Global Note or Notes, or such portion thereof as the Issuer shall specify in an Issuer Certificate, (ii) in the case of Registered Notes, shall be registered in the name of the Depository for such Global Note or Notes or its nominee, (iii) shall be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository's instruction, (iv) if applicable, shall bear a legend substantially to the following effect: "Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein" and (v) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

               (b) Notwithstanding any other provisions of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

                                       27                       MASTER INDENTURE

               (c) With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

               (i) If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Notes for such Series or Class ceases to be a clearing agency registered under the Securities Exchange Act, or other applicable statute or regulation, the Issuer shall appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global
          Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer shall execute, and the Indenture Trustee or its agent, upon receipt of an Issuer Certificate requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, shall authenticate and deliver, individual Notes of such Series or Class of like tenor and terms in an aggregate Stated Principal Amount equal to the Stated Principal Amount of the Global
          Note in exchange for such Global Note.

               (ii) The Issuer may at any time and in its sole discretion determine that the Notes of any Series or Class or portion thereof issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Issuer shall execute, and the Indenture Trustee, upon receipt of an Issuer Certificate for the authentication and delivery of individual Notes of such Series or Class in exchange in whole or in part for such Global Note, shall authenticate and deliver individual Notes of such Series or Class of like tenor and terms in definitive form in an aggregate Stated Principal Amount equal to the Stated Principal Amount of such Global Note or Notes representing such Series or Class or portion thereof in exchange for such Global Note or Notes.

               (iii)   If specified by the Issuer pursuant to Sections 2.02 and
          3.01 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global
          Note in exchange in whole or in part for individual Notes of such Series or Class of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer shall execute, and the Indenture Trustee or its agent shall authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series or Class of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Stated Principal Amount equal to and in exchange for such Person's beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Stated Principal Amount of the surrendered Global Note and the aggregate Stated Principal Amount of Notes delivered to the Holders thereof.

                                       28                       MASTER INDENTURE

               (iv) If any Event of Default has occurred with respect to such Global Notes, and Holders of Notes evidencing not less than 50% of the unpaid Outstanding Dollar Principal Amount of the Global Notes of that Class advise the Indenture Trustee and the Depository that a Global
          Note is no longer in the best interest of the Noteholders, the Holders of Global Notes of that Class may exchange such Notes for individual Notes.

               (v) In any exchange provided for in any of the preceding three paragraphs, the Issuer shall execute and the Indenture Trustee or its agent shall authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Stated Principal Amount of a Global Note for individual Notes, such Global Note shall be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee or the Note Registrar in writing. The Indenture Trustee or the Note Registrar shall deliver such Notes to the Persons in whose names such Notes are so registered.

          Section 2.05. TEMPORARY GLOBAL NOTES AND PERMANENT GLOBAL NOTES.

               (a) If specified in the applicable Indenture Supplement for any Series or Class, all or any portion of a Global Note may initially be issued in the form of a single temporary Global Bearer Note or Registered Note (the "Temporary Global Note"), without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the applicable Indenture Supplement. The Temporary Global Note shall be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Notes in definitive form. The Temporary Global Note may be exchanged as described below or in the applicable Indenture Supplement for permanent global Bearer Notes or Registered Notes (the "Permanent Global Notes").

               (b) Unless otherwise provided in the applicable Indenture Supplement, exchanges of beneficial interests in Temporary Global Notes for beneficial interests in Permanent Global Notes shall be made as provided in this clause. The Beneficiary shall, upon its determination of the date of completion of the distribution of the Notes of such Series or Class, so advise the Indenture Trustee, the Issuer, the Foreign Depository, and each foreign clearing agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Issuer shall execute and deliver to the Indenture Trustee at its London office or its designated agent outside the United States Permanent Global Notes in bearer or registered form (as specified in the applicable Indenture Supplement) in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. Bearer Notes so issued and delivered may have coupons attached. The Temporary Global Note may be exchanged for an equal aggregate principal amount of Permanent Global Notes only on or after the Exchange Date. A United States Person may

                                       29                       MASTER INDENTURE
     exchange the portion of the Temporary Global Note beneficially owned by it only for an equal aggregate principal amount of Permanent Global Notes in registered form bearing the applicable legend set forth in the form of Registered Note attached to the applicable Indenture Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Issuer so elects. The Issuer may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Permanent Global Notes in accordance with this clause, the Issuer shall cause the Indenture Trustee to authenticate and deliver the Permanent Global Notes to the Holder (x) outside the United States, in the case of Bearer Notes and
     (y) according to the instructions of the Holder, in the case of Registered Notes, but in either case only upon presentation to the Indenture Trustee of a written statement substantially in the form of Exhibit D-1 (or such other form as the Issuer may determine) with respect to the Temporary Global Note, or portion thereof being exchanged, signed by a foreign clearing agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Temporary Global Note, or a portion thereof being exchanged, by a United States institutional investor pursuant to this clause, the certificate in the form of Exhibit D-2 (or such other form as the Issuer may determine) signed by the Beneficiary which sold the relevant Notes or (ii) in all other cases, the certificate in the form of Exhibit D-3 (or such other form as the Issuer may determine), the certificate referred to in this clause
     (ii) being dated on the earlier of the first payment of interest in respect of such Note and the date of the delivery of such Note in definitive form. Upon receipt of such certification, the Indenture Trustee shall cause the Temporary Global Note to be endorsed in accordance with clause (d). Any exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Temporary Global Note and to the beneficial owners of the Permanent Global Note issued in exchange, except that a person receiving the Permanent Global Note must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Permanent Global Note in person at the offices of a foreign clearing agency.

               (c) The delivery to the Indenture Trustee by a foreign clearing agency of any written statement referred to above may be relied upon by the Issuer and the Indenture Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such foreign clearing agency pursuant to the terms of this Indenture.

               (d) Upon any such exchange of all or a portion of the Temporary Global Note for a Permanent Global Note or Notes, such Temporary Global Note shall be endorsed by or on behalf of the Indenture Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Permanent Global Note or Notes. Until so exchanged in full, such Temporary Global Note shall in all respects be entitled to the same benefits under this Indenture as Permanent Global Notes authenticated and delivered hereunder except that the beneficial owners of such Temporary Global Note shall not be entitled to receive payments of interests on the Notes until they have exchanged their beneficial interests in such Temporary Global Note for Permanent Global Notes.

                                       30                       MASTER INDENTURE

          Section 2.06. BENEFICIAL OWNERSHIP OF GLOBAL NOTES. Until definitive Notes have been issued to the applicable Noteholders pursuant to Section
     2.04 or as otherwise specified in any applicable Indenture Supplement,

               (a) the Issuer and the Indenture Trustee may deal with the applicable clearing agency and the clearing agency's participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

               (b) the rights of the respective Note Owners shall be exercised only through the applicable clearing agency and the clearing agency's participants and shall be limited to those established by law and agreements between such Note Owners and the clearing agency and/or the clearing agency's participants. Pursuant to the operating rules of the applicable clearing agency, unless and until Notes in definitive form are issued pursuant to Section 2.04, the clearing agency shall make book-entry transfers among the clearing agency's participants and receive and transmit distributions of principal and interest on the related Notes to such clearing agency's participants.

     For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate unpaid principal amount of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the clearing agency and the clearing agency's participants) owning interests in Notes evidencing the requisite percentage of principal amount of Notes.

          Section 2.07. NOTICES TO DEPOSITORY. Whenever any notice or other communication is required to be given to Noteholders with respect to which book-entry Notes have been issued, unless and until Notes in definitive form shall have been issued to the related Note Owners, the Indenture Trustee shall give all such notices and communications to the applicable Depository.

                                   ARTICLE III

                                    THE NOTES

          Section 3.01. GENERAL TITLE; GENERAL LIMITATIONS; ISSUABLE IN SERIES; TERMS OF A SERIES OR CLASS.

               (a) The aggregate Stated Principal Amount of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

               (b) The Notes may be issued in one or more Series or Classes up to an aggregate Stated Principal Amount of Notes as from time to time may be authorized by the Issuer. All Notes of each Series or Class under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such Series or Class without preference, priority or distinction on account of the actual time of the authentication and delivery or the Scheduled Final Payment Date or Legal Final Maturity Date of the Notes of such Series or Class, except as specified in the applicable Indenture Supplement for such Series or Class.

                                       31                       MASTER INDENTURE

               (c) Each Note issued must be part of a Series or Class of Notes for purposes of allocations pursuant to Article V. A Series of Notes is created pursuant to an Indenture Supplement. A Class of Notes of that Series is created pursuant to such Indenture Supplement.

               (d) Each Series of Notes may, but need not be, subdivided into multiple Classes. Unless the context otherwise requires, references herein to a Class of Notes include a Series of Notes that has not been subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

               (e) There shall also be established in or pursuant to an Indenture Supplement or pursuant to an Issuer Certificate or terms document related to the applicable Indenture Supplement before the initial issuance of Notes of each such Series or Class, provision for:

               (i)     the Series designation;

               (ii)    the Stated Principal Amount of the Notes;

               (iii)   whether such Notes are of a particular Class of Notes;

               (iv) the Required Subordinated Amount (if any) for such Class of Notes;

               (v) the currency or currencies in which such Notes shall be denominated and in which payments of principal of, and interest on, such Notes shall or may be payable;

               (vi) if the principal of or interest, if any, on such Notes are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Notes are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

               (vii) if the amount of payments of principal of or interest, if any, on such Notes may be determined with reference to an index based on (A) a currency or currencies other than that in which the Notes are stated to be payable, (B) changes in the prices of one or more other securities or groups or indexes of securities or (C) changes in the prices of one or more commodities or groups or indexes of commodities, or any combination of the foregoing, the manner in which such amounts shall be determined;

               (viii)  the price or prices at which the Notes shall be issued;

               (ix) the times at which such Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of any such redemption provisions;

                                       32                       MASTER INDENTURE

               (x) the rate per annum at which such Notes shall bear interest, if any, or the formula or index on which such rate shall be determined, including all relevant definitions, and the date from which interest shall accrue;

               (xi) each Interest Payment Date, Scheduled Final Payment Date and Legal Final Maturity Date for such Notes;

               (xii) the Initial Dollar Principal Amount of such Notes, and the means for calculating the Outstanding Dollar Principal Amount of such Notes;

               (xiii) whether or not application shall be made to list such Notes on any securities exchange;

               (xiv) any Events of Default or Early Amortization Events with respect to such Notes, if not set forth herein and any additions, deletions or other changes to the Events of Default or Early Amortization Events set forth herein that shall be applicable to such Notes (including a provision making any Event of Default or Early Amortization Event set forth herein inapplicable to the Notes of that Series or Class);

               (xv) the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series or Class;

               (xvi) if such Notes shall be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, upon which such Global Note or Global Notes may be exchanged in whole or in part for other individual Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.01);

               (xvii) if such Notes shall be issued in whole or in part as Registered Notes, Bearer Notes or both, whether such Notes are to be issued with or without coupons or both;

               (xviii) the subordination of such Notes to any other indebtedness of the Issuer, including without limitation, the Notes of any other Series or Class;

               (xix) if such Notes are to have the benefit of any Enhancement Agreement, the terms and provisions of such agreement;

               (xx) the Record Date for any Payment Date of such Notes, if different from the last day of the month before the related Payment Date;

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               (xxi)   the controlled accumulation amount, if any, the
          controlled amortization amount, if any, or other principal amortization amount, if any, scheduled for such Notes; and

               (xxii) any other terms of such Notes which shall not be inconsistent with the provisions of this Indenture;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series or Class.

               (f) The form of the Notes of each Series or Class shall be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such Series or Class. The Notes of each Series or Class shall be distinguished from the Notes of each other Series or Class in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

               (g) Unless otherwise provided with respect to Notes of a particular Series or Class, the Notes of any particular Series or Class shall be issued in registered form, without coupons.

               (h) Any terms or provisions in respect of the Notes of any Series or Class issued under this Indenture may be determined pursuant to this Section by providing in the applicable Indenture Supplement for the method by which such terms or provisions shall be determined.

               (i) The Notes of each Series or Class may have such Scheduled Final Payment Date or Dates or Legal Final Maturity Date or Dates, be issuable at such premium over or discount from their face value, bear interest at such rate or rates (which may be fixed or floating), from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Notes registered as such on such Record Dates, or may bear no interest, and have such terms, all as shall be provided for in or pursuant to the applicable Indenture Supplement.

          Section 3.02. DENOMINATIONS. The Notes of each Class shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Registered Notes of any Class, the Registered Notes of that Class shall be issued in denominations of $1,000 and multiples thereof. In the absence of any such provisions with respect to the Bearer Notes of any Class, the Bearer Notes of that Class shall be issued in denominations of 1,000, 5,000, 50,000 and 100,000 units of the applicable currency.

          Section 3.03. EXECUTION, AUTHENTICATION AND DELIVERY AND DATING.

               (a) The Notes shall be executed on behalf of the Issuer by an Issuer Authorized Officer. The signature of any officer of the Beneficiary or the Owner Trustee on the Notes may be manual or facsimile.

                                       34                       MASTER INDENTURE
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               (b)     Notes bearing the manual or facsimile signatures of
     individuals who were at any time an Issuer Authorized Officer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

               (c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee shall, upon request by an Officer's Certificate, authenticate and, deliver or retain as custodian for DTC, such Notes as in this Indenture provided and not otherwise.

               (d) Before any such authentication and delivery, the Indenture Trustee shall be entitled to receive, in addition to any Officer's Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.02, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Series or Class of Notes required to be furnished pursuant to Section 2.02 or Section 3.10.

               (e) The Indenture Trustee shall not be required to authenticate such Notes if the issue thereof shall adversely affect the Indenture Trustee's own rights, duties or immunities under the Notes and this Indenture.

               (f) Unless otherwise provided in the form of Note for any Series or Class, all Notes shall be dated the date of their authentication.

               (g) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          Section 3.04. TEMPORARY NOTES.

               (a) Pending the preparation of definitive Notes of any Class, the Issuer may execute, and, upon receipt of the documents required by
     Section 3.03, together with an Officer's Certificate, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer's execution of such Notes.

               (b) If temporary Notes of any Class are issued, the Issuer shall cause definitive Notes of such Class to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes of such Class shall be exchangeable for definitive Notes of such Class upon surrender of the temporary Notes of such Class at the office or agency of the Issuer in a Place of Payment, without charge to the Holder;

                                       35                       MASTER INDENTURE
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     and upon surrender for cancellation of any one or more temporary Notes the
     Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like Stated Principal Amount of definitive Notes of such Class of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such Class shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Class.

          Section 3.05. REGISTRATION, TRANSFER AND EXCHANGE.

               (a) The Issuer shall keep or cause to be kept a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Notes, or of Registered Notes of a particular Class, and for transfers of Registered Notes or of Registered Notes of such Class. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Indenture Trustee at the office or agency to be maintained by the Issuer as provided in Section 11.02.

               (b) Subject to Section 2.04, upon surrender for transfer of any Registered Note of any Class at the office or agency of the Issuer in a Place of Payment, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and, upon receipt of such surrendered note, the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of such Class of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Final Payment Date and Legal Final Maturity Date and of like terms.

               (c) Subject to Section 2.04, at the option of the Holder, Notes of any Class may be exchanged for other Notes of such Class of any authorized denominations, of a like aggregate Stated Principal Amount, Scheduled Final Payment Date and Legal Final Maturity Date and of like terms, upon surrender of the Notes to be exchanged at such office or agency. Registered Notes, including Registered Notes received in exchange for Bearer Notes, may not be exchanged for Bearer Notes. At the option of the Holder of a Bearer Note, subject to applicable laws and regulations, Bearer Notes may be exchanged for other Bearer Notes or Registered Notes (of the same Class) of authorized denominations of like aggregate fractional undivided interests in the Noteholders' interest, upon surrender of the Bearer Notes to be exchanged at an office or agency of the Note Registrar located outside the United States. Each Bearer Note surrendered pursuant to this Section shall have attached thereto all unmatured coupons; provided, however, that any Bearer Note, so surrendered after the close of business on the last day of the month preceding the relevant Payment Date need not have attached the coupon relating to such Payment Date. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver (in the case of Bearer Notes, outside the United Sates), the Notes which the Noteholders making the exchange are entitled to receive.

                                       36                       MASTER INDENTURE
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               (d)     By acquiring a Note, each purchaser and transferee shall
     be deemed to represent and warrant that either (a) it is not acquiring the Note with the plan assets of an "employee benefit plan" as defined in
     Section 3(3) of ERISA, which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Code, an entity deemed to hold the plan assets of any of the foregoing by reason of investment by an employee benefit plan or plan in such entity, or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or (b) the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA of Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law).

               (e) All Notes issued upon any transfer or exchange of Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

               (f) Every Note presented or surrendered for transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               (g) Unless otherwise provided in the Note to be transferred or exchanged, no service charge shall be made on any Noteholder for any transfer or exchange of Notes, but the Issuer may (unless otherwise provided in such Note) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section
     3.04 or 10.06 not involving any transfer.

               (h) None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               (i) The Issuer initially appoints the Indenture Trustee to act as Note Registrar for the Registered Notes on its behalf. The Issuer may at any time and from time to time authorize any Person to act as Note Registrar in place of the Indenture Trustee with respect to any Class of Notes issued under this Indenture.

               (j) Registration of transfer of Notes containing the following legend or to which the following legend is applicable:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS NOTE NOR ANY

                                       37                       MASTER INDENTURE
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          PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE
          WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND
          ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR
          SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM
          SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS NOTE IS
          SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE INDENTURE
          REFERRED TO HEREIN.

shall be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act other than Rule 144A under the Securities Act or Rule 903 or Rule 904 of Regulation S under the Securities Act, the transferor or the transferee shall deliver, at its expense, to the Issuer and the Indenture Trustee, an investment letter from the transferee, substantially in the form of the investment letter attached hereto as Exhibit C or such other form as the Issuer may determine, and no registration of transfer shall be made until such letter is so delivered.

     Notes issued upon registration or transfer of, or Notes issued in exchange for, Notes bearing the legend referred to above shall also bear such legend unless the Issuer, the Indenture Trustee and the Note Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

     Whenever a Note containing the legend referred to above is presented to the Note Registrar for registration of transfer, the Note Registrar shall promptly seek instructions from the Issuer regarding such transfer and shall be entitled to receive an Issuer Certificate prior to registering any such transfer. The Issuer hereby agrees to indemnify the Note Registrar and the Indenture Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause.

          Section 3.06. MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

               (a) If (i) any mutilated Note (together, in the case of Bearer Notes, with all unmatured coupons, if any, appertaining thereto) is surrendered to the Indenture Trustee, or the Issuer and the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver (in the case of Bearer Notes, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series or Class, Scheduled Final Payment Date, Legal Final Maturity Date and Stated Principal Amount, bearing a number not contemporaneously Outstanding.

                                       38                       MASTER INDENTURE

               (b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

               (c) Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

               (d) Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series or Class duly issued hereunder.

               (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 3.07. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

               (a) Unless otherwise provided with respect to such Note pursuant to Section 3.01, interest payable on any Registered Note shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date and interest payable on any Bearer Note shall be paid to the bearer of that Note (or the applicable coupon).

               (b) Subject to clause (a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

          Section 3.08. PERSONS DEEMED OWNERS. The Issuer, the Indenture Trustee, the Owner Trustee, the Beneficiary and any agent of the Issuer, the Indenture Trustee, the Owner Trustee, or the Beneficiary may treat the Person who is proved to be the owner of such Note pursuant to Section 1.04(c) as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Owner Trustee, nor any agent of the Issuer, the Indenture Trustee, the Owner Trustee, or the Beneficiary shall be affected by notice to the contrary.

          Section 3.09. CANCELLATION. All Notes surrendered for payment, redemption, transfer, conversion or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the

                                       39                       MASTER INDENTURE
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     Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Note shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee shall dispose of all canceled Notes in accordance with its customary procedures and shall deliver a certificate of such disposition to the Issuer.

          Section 3.10. NEW ISSUANCES OF NOTES.

               (a) The Issuer may issue new Notes of any Series or Class, so long as the following conditions precedent are satisfied:

               (i) on or before the tenth Business Day before the date that the new issuance is to occur, the Issuer gives the Indenture Trustee, the Agents and the Rating Agencies written notice of the issuance;

               (ii) on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee and each Rating Agency an Issuer Certificate to the effect that:

                       (A) the Issuer reasonably believes that the new issuance shall not at the time of its occurrence or at a future date cause an Adverse Effect on any Outstanding Notes;

                       (B) all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

                       (C) the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

                       (D) all laws and requirements with respect to the execution and delivery by the Issuer of such Notes have been complied with, the Issuer has the trust power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Notes, if any, of such Series or Class Outstanding, subject to the terms of this Indenture and each Indenture Supplement; and

                       (E) such other matters as the Indenture Trustee may reasonably request;

                                       40                       MASTER INDENTURE
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               (iii)   on or before the date that the new issuance is to occur,
          the Issuer shall have delivered to the Indenture Trustee and the Rating Agencies a Tax Opinion with respect to such issuance;

               (iv) on or before the date that the new issuance is to occur, the Issuer shall have delivered to the Trustee an Indenture Supplement and, if applicable, the Issuer Certificate or terms document relating to the applicable Series, Class or Classes of Notes;

               (v) in the case of foreign currency Notes, the Issuer shall have appointed one or more Paying Agents in the appropriate countries;

               (vi) the Rating Agencies have provided written confirmation that such issuance shall not have a Ratings Effect;

               (vii) the conditions specified herein or in Section 3.11 are satisfied; and

               (viii) any other conditions specified herein in the applicable Indenture Supplement;

provided, however, that any one of the aforementioned conditions (other than clauses (iii) and (iv)) may be eliminated or modified as a condition precedent to any new issuance of a Series or Class of Notes if the Issuer has obtained written confirmation from each Rating Agency that there shall be no Ratings Effect with respect to any Outstanding Notes as a result of a new issuance of Notes.

               (b) The Issuer and the Indenture Trustee shall not be required to obtain the consent of any Noteholder of any Outstanding Series or Class to issue any additional Notes of any Series or Class.

               (c) There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Class of a multiple issuance Series, so long as the conditions described in paragraph (a) are met. As of the date of any additional issuance of Notes of an Outstanding Class of Notes, the Stated Principal Amount, Outstanding Dollar Principal Amount and Collateral Amount of that Class shall be increased to reflect the principal amount of the additional Notes. If the additional Notes are a Class of Notes that has the benefit of an Enhancement Agreement, the Issuer shall enter into an Enhancement Agreement for the benefit of the additional Notes. The targeted deposits, if any, to the interest funding sub-account and principal funding sub-account shall be increased proportionately to reflect the principal amount of the additional Notes.

     When issued, the additional Notes of a Class shall be identical in all respects to the other Outstanding Notes of that Class and shall be equally and ratably entitled to the benefits of the Indenture and the related Indenture Supplement as the other Outstanding Notes of that Class without preference, priority or distinction.

          Section 3.11. SPECIFICATION OF REQUIRED SUBORDINATED AMOUNT AND OTHER TERMS WITH RESPECT TO EACH CLASS.

                                       41                       MASTER INDENTURE
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               (a)     The applicable Indenture Supplement for each Class of
     Notes shall specify a Required Subordinated Amount, if any, of each subordinated Class of Notes, if any.

               (b) The Issuer may change the Required Subordinated Amount for any Class of Notes at any time without the consent of any Noteholders so long as the Issuer has (i) received confirmation from the Rating Agencies that have rated any Outstanding Notes of that Series that the change in the Required Subordinated Amount shall not result in a Ratings Effect with respect to any Outstanding Notes in that Series and (ii) delivered to the Indenture Trustee and the Rating Agencies a Tax Opinion.

          Section 3.12. REALLOCATION OF AVAILABLE INTEREST AMOUNTS. Available Interest Amounts and other specified amounts allocated to each Series shall be reallocated to cover interest and expenses related to each Series as specified in each related Indenture Supplement. The reallocation provisions of the Indenture Supplement for each Series are required to be identical in all material respects.

          Section 3.13. EXCESS AVAILABLE INTEREST AMOUNTS SHARING. The Issuer shall reallocate and redistribute certain excess Available Interest Amounts to cover Series Available Interest Amount Shortfalls incurred by other Series as specified in the related Indenture Supplements.

          Section 3.14. EXCESS AVAILABLE PRINCIPAL AMOUNTS SHARING. The Issuer shall reallocate and redistribute certain excess Available Principal Amounts to cover Series Available Principal Amount Shortfalls incurred by other Series as specified in the related Indenture Supplements.

          Section 3.15. EXCESS FUNDING AMOUNTS. The Issuer shall allocate and distribute Excess Funding Amounts as specified in the related Indenture Supplements.

                                   ARTICLE IV

                            ACCOUNTS AND INVESTMENTS

          Section 4.01. COLLECTIONS. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance from any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture including, without limitation, all funds and other property payable to the Indenture Trustee in connection with the Collateral (collectively, the "Collections"). The Indenture Trustee shall hold all such money and property received by it as part of the Collateral and shall apply it as provided in this Indenture.

          Section 4.02. ACCOUNTS.

               (a) Accounts; Deposits to and Distributions from Accounts. On or before the Effective Date, the Issuer shall cause to be established and maintained three or more Qualified Accounts (the "Collection Account", the "Excess Funding Account" and

                                       42                       MASTER INDENTURE
     the "Backup Servicer Account") in the name of the Indenture Trustee, each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, the Noteholders and any applicable Enhancement Provider. From time to time in connection with the issuance of a Series or Class of Notes, the Indenture Trustee may establish one or more Qualified Accounts denominated as "Supplemental Accounts" in the name of the Indenture Trustee. The Collection Account, Excess Funding Account and Backup Servicer Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties. If, at any time, the institution holding the Collection Account ceases to be a Qualified Institution, the Issuer shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent in writing) establish a new Collection Account, Excess Funding Account or Backup Servicer Account that is a Qualified Account and shall transfer any cash and/or investments to such new Collection Account or new Excess Funding Account, as the case may be. From the date such new Collection Account or new Excess Funding Account is established, it shall be the "Collection Account", the "Excess Funding Account" or "Backup Servicer Account", as the case may be. Supplemental Accounts shall be created as specified in the applicable Indenture Supplement. Any Supplemental Account shall receive deposits as set forth in the applicable Indenture Supplement. All payments to be made from time to time by or on behalf of the Indenture Trustee to Noteholders (or in respect of Backup Servicer Fees and Expenses, to the Person entitled thereto) out of funds in the Accounts pursuant to this Indenture shall be made by or on behalf of the Indenture Trustee to the Paying Agent not later than 12:00 noon New York City time on the applicable Payment Date or earlier, if necessary, or as otherwise provided in Article V or the applicable Indenture Supplement but only to the extent of available funds in the applicable Supplemental Account or Sub-Account.

               (b) Except as otherwise provided in Section 4.02(c) or the terms of any Indenture Supplement, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day after such Date of Processing. Notwithstanding anything in this Agreement to the contrary, for so long as (i) Case Credit remains the Servicer hereunder, (ii) no Servicer Default has occurred and is continuing and (iii) (x) Case Credit maintains a short-term rating of at least A-1 by S&P and P-1 by Moody's (and for five Business Days following any reduction of either such rating), (y) Case Credit arranges for and maintains a letter of credit or other form of Enhancement in respect of the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency and any Agents or (z) Case Credit otherwise obtains the Rating Agency confirmations described below, then, subject to any limitations in the confirmations described below, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in Section 4.01, but may make a single deposit into the Collection Account in same-day or next-day funds not later than 11:00 A.M., New York City time, on the Payment Date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding Collection Period in the Collection Account; provided, however, that prior to ceasing daily deposits as described above the Transferor shall have delivered to the Indenture Trustee written confirmation from each of the

                                       43                       MASTER INDENTURE

     Rating Agencies that the failure by Case Credit to make daily deposits shall not result in a reduction or withdrawal of the rating of any outstanding Series or Class.

               (c) With respect to any Collection Period, whether the Servicer is required to make deposits of Collections pursuant to paragraph
     (a) or (b) above, (i) the Servicer shall only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on the related Payment Date to Noteholders, to any Agent or to any Enhancement Provider pursuant to the terms of any Indenture Supplement or Enhancement Agreement and (ii) if at any time prior to such Payment Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall be permitted to withdraw the excess from the Collection Account.

               (d) Upon written direction of the Servicer funds on deposit in the Excess Funding Account shall be withdrawn and paid to Transferor on any day to the extent that the Transferor Amount exceeds the Trust Available Subordinated Amount on such day. On any Transfer Date on which one or more Series is in an Amortization Period or Accumulation Period, Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series (after giving effect to the allocation and payment provisions in the Indenture Supplement with respect to each such Series), and Servicer shall instruct Indenture Trustee in writing to withdraw such amount from the Excess Funding Account (up to an amount equal to the lesser of (x) the amount on deposit in the Excess Funding Account after application of the preceding sentence on that day and
     (y) the amount, if any, by which the Transferor Amount would be less than zero if there were no funds on deposit in the Excess Funding Account on that day) on such Transfer Date and allocate such amount among each such Series as specified in each related Indenture Supplement.

               (e) On each Payment Date to the extent that any Backup Servicer Fees and Expenses are then due and payable, the Servicer will instruct the Indenture Trustee in writing to withdraw from the Backup Servicer Account an amount equal to such Backup Servicer Fees and Expenses then due and payable, and distribute such amount to the Person entitled thereto. If the amount on deposit in the Backup Servicer Account on any Payment Date (after giving effect to the withdrawal therefrom for the payment of Backup Servicer Fees and Expenses for such Payment Date) is greater than the Backup Servicer Account Required Amount, the excess will be released to the Transferor. The Transferor (and any of its transferees and assignees) shall in no event be required to refund any amounts properly distributed to it pursuant to this Section 4.02(e). To the extent a Backup Servicer Account Shortfall Amount exists on any Payment Date, the Servicer agrees, within thirty days of demand thereof, to pay any such Backup Servicer Account Shortfall Amount to the Person entitled thereto.

          Section 4.03. INVESTMENT OF FUNDS IN THE ACCOUNTS.

               (a) Funds on deposit in the Accounts shall be invested and reinvested by the Indenture Trustee at the written direction of the Issuer in one or more Permitted

                                       44                       MASTER INDENTURE
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     Investments. The Issuer may authorize the Indenture Trustee to make specific investments pursuant to written instructions, in such amounts as the Issuer shall specify. Notwithstanding the foregoing, funds held by the Indenture Trustee in any of the Accounts shall be invested in Permitted Investments that shall mature in each case no later than the date on which such funds in the Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Principal Payment Date or Interest Payment Date).

               (b) All funds deposited from time to time in the Accounts pursuant to this Indenture and all investments made with such funds shall be held by the Indenture Trustee in the Accounts as part of the Collateral as herein provided, subject to withdrawal by the Indenture Trustee for the purposes set forth herein.

               (c) Funds and other property in any of the Accounts shall not be commingled with any other funds or property of the Issuer or the Indenture Trustee. The Indenture Trustee shall: (i) hold each Permitted Investment (other than those described in clause (c) of the definition thereof) that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Indenture Trustee), and (G) such agreement between such securities intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; (ii) maintain possession of each other Permitted Investment not described in clause (i) above (other than those described in clause (c) of the definition thereof) in the State of New York separate and apart from all other property held by the Indenture Trustee; and (iii) cause each Permitted Investment described in clause (c) of the definition thereof to be registered in the name of the Indenture Trustee by the issuer thereof; provided, that, other than following an Event of Default and acceleration pursuant to Section 7.02, no Permitted Investment shall be disposed of prior to its maturity. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any Permitted Investment through an agent except as expressly permitted by this Section 4.03(c). Each term used in this Section 4.03(c) and defined in the New York UCC shall have the meaning set forth in the New York UCC.

               (d) On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Collection Account and the Excess Funding Account shall be treated as Available

                                       45                       MASTER INDENTURE
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     Interest Amounts and applied pursuant to Section 5.01 for such Transfer
     Date. Unless otherwise stated in the related Indenture Supplement, for purposes of determining the availability of funds or the balance in the Accounts for any reason under this Indenture or any Indenture Supplement, investment earnings on such funds shall be deemed not to be available or on deposit.

     Subject to Section 8.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in such Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity, in accordance with their terms.

     Funds on deposit in the Accounts shall be invested and reinvested by the Indenture Trustee to the fullest extent practicable, in such manner as the Indenture Trustee shall from time to time determine, but only in one or more Permitted Investments set forth in clause (a)(v) of the definition thereof, upon the occurrence of any of the following events:

               (i) the Issuer shall have failed to give investment directions to the Indenture Trustee; or

               (ii) an Event of Default shall have occurred and is continuing but no Notes have been declared due and payable pursuant to Section 7.02.

                                    ARTICLE V

                       ALLOCATIONS, DEPOSITS AND PAYMENTS

          Section 5.01. ALLOCATIONS OF AVAILABLE INTEREST AMOUNTS. With respect to each Monthly Period, the Indenture Trustee shall allocate to each Series of Notes its portion of the Available Interest Amount for such Monthly Period in an amount equal to the product of (i) the Series Floating Allocation Percentage for such Series times (ii) the Available Interest Amount for such Monthly Period

          Section 5.02. ALLOCATIONS OF AVAILABLE PRINCIPAL AMOUNTS. With respect to each Monthly Period, the Indenture Trustee shall allocate to each Series of Notes its portion of the Available Principal Amount for such Monthly Period in an amount equal to the product of (i) the Series Principal Allocation Percentage for such Series times (ii) the Available Principal Amount for such Monthly Period.

          Section 5.03. ALLOCATIONS OF INVESTOR DEFAULT AMOUNTS. With respect to each Monthly Period, the Indenture Trustee shall allocate to each Series of Notes its portion of the Investor Default Amounts for such Monthly Period in an amount equal to the product of (i) the Series Floating Allocation Percentage for such Series times (ii) the Investor Default Amount for such Monthly Period.

          Section 5.04. ALLOCATIONS OF INVESTOR UNCOVERED DILUTION AMOUNTS. With respect to each Monthly Period, the Indenture Trustee shall allocate to each Series of Notes its portion of the Investor Uncovered Dilution Amounts for such Monthly Period in an

                                       46                       MASTER INDENTURE
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     amount equal to the product of (i) the Series Floating Allocation
     Percentage for such Series times (ii) the Investor Uncovered Dilution Amount for such Monthly Period.

          Section 5.05. ALLOCATIONS TO THE EXCESS FUNDING ACCOUNT AND THE TRANSFEROR. Unless otherwise specified in the applicable Indenture Supplement, with respect to each Monthly Period, the Servicer shall distribute to the Transferor an amount equal to the excess of the Trust Available Subordinated Amount over the Transferor Amount; PROVIDED that, if the Transferor Amount (determined after giving effect to the transfer of Principal Receivables to the Issuer on such date) is less than the Trust Available Subordinated Amount or if the Adjusted Pool Balance is less than the Required Pool Balance, Servicer shall not allocate to Transferor any amounts that would otherwise be allocated to Transferor, but shall instead deposit such funds in an amount equal to such deficiency in the Excess Funding Account. Unless otherwise stated in any Indenture Supplement, neither Servicer nor Transferor need deposit any amounts allocated to Transferor into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to Transferor.

          Section 5.06. FINAL PAYMENT. Each Class of Notes shall be considered to be paid in full, the Holders of such Class of Notes shall have no further right or claim, and the Issuer shall have no further obligation or liability with respect to such Class of Notes, on the earliest to occur of:

               (a) the date of the payment in full of the Stated Principal Amount of and all accrued interest on that Class of Notes (which date shall follow the termination of any revolving period for such Series of Notes);

               (b) the date on which the Outstanding Dollar Principal Amount of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on such date, is reduced to zero, and all accrued interest on such Notes is paid in full following the termination of any revolving period of such Series of Notes; or

               (c) on the Legal Final Maturity Date of such Notes, after giving effect to all deposits, allocations, reallocations, sales of Receivables and payments to be made on such date.

          Section 5.07. PAYMENTS WITHIN A SERIES OR CLASS. All payments of principal, interest or other amounts to Holders of the Notes of a Series or Class shall be made in accordance with the related Indenture Supplement.

                                   ARTICLE VI

          SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE
                                 ISSUER OR CWRI

          Section 6.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to any Series or Class of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series or Class expressly

                                       47                       MASTER INDENTURE
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     provided for herein or in the form of Note for that Series or Class), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to that Series or Class, when:

               (a) all Notes of that Series or Class theretofore authenticated and delivered (other than (A) Notes of that Series or Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, and (B) Notes of that Series or Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust, as provided in
          Section 11.03) have been delivered to the Indenture Trustee canceled or for cancellation;

               (b) the Issuer has paid or caused to be paid all other sums payable hereunder (including payments to the Indenture Trustee pursuant to Section 8.07) by the Issuer with respect to the Notes of that Series or Class; and

               (c) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series or Class have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes, the obligations of the Issuer to the Indenture Trustee with respect to that Series or Class under Section
          8.07 and the obligations of the Indenture Trustee under Sections 6.02 and 11.03 shall survive such satisfaction and discharge.

          Section 6.02. APPLICATION OF TRUST MONEY. All money and obligations deposited with the Indenture Trustee pursuant to Section 6.01 or Section
     6.03 and all money received by the Indenture Trustee in respect of such obligations shall be held in trust and applied by it, in accordance with the provisions of the Series or Class of Notes in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee; but that money and obligations need not be segregated from other funds held by the Indenture Trustee except to the extent required by law.

          Section 6.03. CANCELLATION OF NOTES HELD BY THE ISSUER OR CWRI. If the Issuer, CWRI or any of their Affiliates holds any Notes, that Holder may, subject to any provisions of a related Indenture Supplement limiting the repayment of subordinated Classes of Notes, if any, by notice from that Holder to the Indenture Trustee cause that Note to be canceled, whereupon the Note shall no longer be Outstanding.

                                       48                       MASTER INDENTURE
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                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

          Section 7.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means with respect to any Series or Class of Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either expressly stated to be inapplicable to a particular Series or Class or specifically deleted or modified in the applicable Indenture Supplement creating such Series or Class of Notes or in the form of Note for such Series or Class:

               (a) with respect to any Class of Notes, a default by the Issuer in the payment of any interest on such Notes when such interest becomes due and payable, and continuance of such default for a period of thirty-five (35) days following the date on which such interest became due and payable;

               (b) with respect to any Class of Notes, a default by the Issuer in the payment of the principal amount of such Notes at the applicable Legal Final Maturity Date;

               (c) a default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture in respect of the Notes of such Series or Class (other than a covenant or warranty in respect of the Notes of such Series or Class a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), all of such covenants and warranties in this Indenture which are not expressly stated to be for the benefit of a particular Series or Class of Notes being deemed to be in respect of the Notes of all Series or Classes for this purpose, and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such affected Series or Class, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder and, as a result of such default, the interests of the Holders of the Notes of such affected Series or Class are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

               (d) the entry of an order for relief against the Issuer under the Federal Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Issuer a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable Federal or State law, or

                                       49                       MASTER INDENTURE
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          appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

               (e) the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

               (f) with respect to any Series or Class, any additional Event of Default specified in the Indenture Supplement for such Series or Class as applying to such Series or Class, or specified in the form of Note for such Series or Class.

          Section 7.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

               (a) If an Event of Default described in clause (a), (b), (c) or (f) (if the Event of Default under clause (c) or (f) is with respect to less than all Series and Classes of Notes then Outstanding) of Section 7.01 occurs and is continuing with respect to any Series or Class, then and in each and every such case, unless the principal of all the Notes of such Series or Class shall have already become due and payable, either the Indenture Trustee or the Majority Holders of the Notes of such Series or Class then Outstanding hereunder (each such Series or Class acting as a separate Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Outstanding Dollar Principal Amount of all the Notes of such Series or Class then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture, the related Indenture Supplement or in the Notes of such Series or Class to the contrary notwithstanding. Such payments are subject to
     Article V and the allocation, deposits and payment sections of the related Indenture Supplement.

               (b) If an Event of Default described in clause (c) or (f) (if the Event of Default under clause (c) or (f) is with respect to all Series and Classes of Notes then Outstanding) of Section 7.01 occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Indenture Trustee or the Majority Holders of all the Notes then Outstanding hereunder (treated as one Class), by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), may declare the Outstanding Dollar Principal Amount of all the Notes then Outstanding and all interest accrued or principal accreted and unpaid (if any) thereon to be due and payable immediately, and upon any such declaration the same

                                       50                       MASTER INDENTURE
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     shall become and shall be immediately due and payable, notwithstanding anything in this Indenture, the related Indenture Supplements or the Notes to the contrary.

               (c)     If an Event of Default described in clause (d) or (e) of
     Section 7.01 occurs and is continuing beyond the relevant cure period, if any, then the Notes of all Series and Classes shall automatically be and become immediately due and payable by the Issuer, without notice or demand to any Person, and the Issuer shall automatically and immediately be obligated to pay off the Notes.

               (d) At any time after such a declaration of acceleration has been made with respect to the Notes of any Series or Class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article VII provided, the Majority Holders of such Series or Classes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

          (x) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (i) all overdue installments of interest on the Notes of such Series or Class, (ii) the principal of any Notes of such Series or Class which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes of such Series or Class, to the extent that payment of such interest is lawful, (iii) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of the Notes of such Series or Class to the extent that payment of such interest is lawful, and (iv) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07; and

          (y) all Events of Default with respect to such Series or Class of Notes, other than the nonpayment of the principal of the Notes of such Series or Class which has become due solely by such acceleration, have been cured or waived as provided in Section 7.16.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Section 7.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. The Issuer covenants that if:

               (a) the Issuer defaults in the payment of interest on any Series or Class of Notes when such interest becomes due and payable, or

               (b) the Issuer defaults in the payment of the principal of any Series or Class of Notes at the Legal Final Maturity Date thereof, and any such default continues beyond any specified grace period provided with respect to such Series or Class of Notes, the Issuer shall, upon demand of the Indenture Trustee, pay (subject to the allocation provided in Article V, this Article VII and any related Indenture Supplement) to the Indenture Trustee, for the benefit of the Holders of

                                       51                       MASTER INDENTURE
          any such Notes of the affected Series or Class, the whole amount then due and payable on any such Notes for principal and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal and upon overdue installments of interest, (i) in the case of Interest-bearing Notes, at the rate of interest applicable to the stated principal amount thereof, unless otherwise specified in the applicable Indenture Supplement; and (ii) in the case of Discount Notes, as specified in the applicable Indenture Supplement, and in addition thereto, shall pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07.

     If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes of such Series or Class and collect the money adjudged or decreed to be payable in the manner provided by law out of the Collateral or any other obligor upon such Notes, wherever situated.

          Section 7.04. INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

               (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 8.07) and of the Noteholders allowed in such judicial proceeding, and

               (ii) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 8.07.

                                       52                       MASTER INDENTURE
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     Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          Section 7.05. INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Indenture or the Notes of any Series or Class may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes of such Series or Class or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Notes of the Series or Class in respect of which such judgment has been recovered.

          Section 7.06. APPLICATION OF MONEY COLLECTED. Any money or other property collected by the Indenture Trustee with respect to a Series or Class of Notes pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes of such Series or Class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               (a) first, to the payment of all amounts due and owing to the Indenture Trustee under Section 8.07(a);

               (b) second, to the payment of the amounts then due and unpaid upon the Notes of that Series or Class for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind (but subject to the allocation provided in Article V of this Indenture and the related Indenture Supplements), according to the amounts due and payable on such Notes for principal and interest, respectively; and

               (c)     third, to the Issuer.

          Section 7.07. INDENTURE TRUSTEE MAY ELECT TO HOLD THE COLLATERAL. Following an acceleration of any Series or Class of Notes, the Indenture Trustee may elect to continue to hold the Collateral and apply distributions in accordance with the regular distribution provisions pursuant to Article V of this Indenture, except that principal shall be paid on the accelerated Class of Notes to the extent funds are received from the Collections and allocated to the accelerated Class, and payment is permitted by the subordination provisions, if any, of the accelerated Class.

          Section 7.08. SALE OF RECEIVABLES FOR ACCELERATED NOTES. In the case of a Series or Class of Notes that has been accelerated following an Event of Default, the Indenture

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     Trustee may cause to Issuer to sell, and if one of the conditions in subsections (a), (b) or (c) of this Section 7.08 is met, the Issuer shall sell, Principal Receivables and the related Non-Principal Receivables (or interests therein). If a Series or Class of Notes is accelerated before its Legal Final Maturity Date, each holder of the accelerated Notes may notify the Indenture Trustee in writing that it desires to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables, or interests in Principal Receivables and the related Non-Principal Receivables, with respect to the Notes of that Series or Class. Noteholders of a Series or Class can only cause a sale of Receivables if at least one of the following conditions is met:

               (a) the Holders of at least 90% of the Outstanding Dollar Principal Amount of the Notes of that Series or Class have notified the Indenture Trustee in writing that they desire to cause the issuer to sell Principal Receivables and the related Non-Principal Receivables, or interests in Principal Receivables and the related Non-Principal Receivables, with respect to their Series or Class of Notes;

               (b) the Holders of a Majority of the Outstanding Dollar Principal Amount of the Notes of that Series or Class have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables, or interests in Principal Receivables and the related Non-Principal Receivables, with respect to their Series or Class of Notes and the net proceeds of the sale of Receivables pursuant to that sale, as described below, plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Notes of that Series or Class; or

               (c) (1) the Servicer determines that the funds to be allocated to the Notes of that Series or Class, including (A) Collections allocated to that Series or Class and (B) amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Notes of that Series or Class as those payments would have become due if those obligations had not been declared due and payable and (2) Holders of at least 66 2/3% of the Outstanding Dollar Principal Amount of the Notes of that Series or Class have notified the Indenture Trustee in writing that they desire to cause the Issuer to sell Principal Receivables and the related Non-Principal Receivables, or interests Principal Receivables and the related Non-Principal Receivables, with respect to their Series or Class of Notes.

     If any of the conditions in the preceding paragraph are met, the Issuer shall sell Principal Receivables and the related Non-Principal Receivables on behalf of all Holders of the Notes of that Series or Class, whether or not they have actually given notice of their desire to cause a sale of Receivables or interests in Principal Receivables and the related Non-Principal Receivables, in the amount specified in the related Indenture Supplement. The Holders of the accelerated Notes shall maintain their rights in their Notes until the Holders deliver their Notes to the Issuer as required in connection with the application of the sale proceeds to payment of the amounts due on the related Class or Series of Notes.

                                       54                       MASTER INDENTURE
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     If an Event of Default occurs relating to the failure to pay principal of or interest on a Series or Class of Notes in full on the related Legal Final Maturity Date, the Issuer shall automatically sell Receivables on such date.

          Section 7.09. NOTEHOLDERS HAVE THE RIGHT TO DIRECT THE TIME, METHOD AND PLACE OF CONDUCTING ANY PROCEEDING FOR ANY REMEDY AVAILABLE TO THE INDENTURE TRUSTEE. The Majority Holders of any accelerated Series or Class of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, in respect of such Series or Class. This right may be exercised only if the direction provided by the Noteholders does not conflict with applicable law or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee in personal liability. The Holder of any Note will have the right to institute suit for the enforcement of payment of principal of and interest on their Note on its Legal Final Maturity Date.

          Section 7.10. LIMITATION ON SUITS. No Holder of any Note of any Series or Class shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Series or Class;

               (b) the Holders of not less than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of such Series or Class have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (c) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Holders of such Series or Class;

it being understood and intended that no one or more Holders of Notes of such Series or Class shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such Series or Class, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such Series or Class.

                                       55                       MASTER INDENTURE
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          Section 7.11. UNCONDITIONAL RIGHT OF NOTEHOLDERS TO RECEIVE PRINCIPAL
     AND INTEREST; LIMITED RECOURSE. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Legal Final Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder shall be without recourse to CWRI, the Indenture Trustee, the Owner Trustee or any affiliate, officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder shall be subject to Article V and the allocation and payment provisions of the Indenture Supplements.

          Section 7.12. RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

          Section 7.13. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 7.14. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

          Section 7.15. CONTROL BY NOTEHOLDERS. The Majority Holders of any Series or Class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series or Class, provided that:

               (a) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that

                                       56                       MASTER INDENTURE
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          the action so directed may not lawfully be taken or would conflict with this Indenture or if the Indenture Trustee in good faith shall, by an Indenture Trustee Authorized Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

               (b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction.

          Section 7.16. WAIVER OF PAST DEFAULTS. The Majority Holders of any Series or Class may on behalf of the Holders of all the Notes of such Series or Class waive any past default hereunder or under the related Indenture Supplement with respect to such Series or Class and its consequences, except a default not theretofore cured:

               (a) in the payment of the principal of or interest on any Note of such Series or Class, or

               (b)     in respect of a covenant or provision hereof which under
          Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series or Class.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 7.17. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series or Class to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Legal Final Maturity Date expressed in such Note.

          Section 7.18. WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may

                                       57                       MASTER INDENTURE
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     lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VIII

                              THE INDENTURE TRUSTEE

          Section 8.01. CERTAIN DUTIES AND RESPONSIBILITIES.

               (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of any Series or Classes, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

               (b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes of any Series or Class, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

               (c) In case an Event of Default with respect to any Series or Class of Notes has occurred and is continuing, the Indenture Trustee shall exercise with respect to the Notes of such Series or Class such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a fiduciary would exercise or use under the circumstances in the conduct of such person's own affairs.

               (d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this clause (d) shall not be construed to limit the effect of subsection (a) of this Section;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it is conclusively determined by a court of competent jurisdiction that the Indenture Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Holders of any Series or Class relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee,

                                       58                       MASTER INDENTURE
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          or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such Series or Class; and

               (iv) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it.

               (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

          Section 8.02. NOTICE OF DEFAULTS. Within sixty (60) days after the occurrence of any default hereunder of which an Indenture Trustee Authorized Officer has actual knowledge or has received written notice thereof with respect to Notes of any Series or Class,

               (a) the Indenture Trustee shall transmit by mail to all Registered Noteholders of such Series or Class, as their names and addresses appear in the Note Register, notice of such default hereunder known to the Indenture Trustee,

               (b) the Indenture Trustee shall notify all Holders of Bearer Notes of such Series or Class, by publication of notice of such default in an Authorized Newspaper, or as otherwise provided in the applicable Indenture Supplement, and

               (c) the Indenture Trustee shall give prompt written notification thereof to the Rating Agencies;

provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of such Series or Class, the Indenture Trustee shall be fully protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Indenture Trustee Authorized Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders of such Series or Class. For the purpose of this Section, the term "default," with respect to Notes of any Series or Class, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such Series or Class.

          Section 8.03. CERTAIN RIGHTS OF INDENTURE TRUSTEE. Except as otherwise provided in Section 8.01:

               (a) the Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

                                       59                       MASTER INDENTURE
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               (b)     any request or direction of the Issuer mentioned herein
          shall be sufficiently evidenced by an Officer's Certificate;

               (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

               (d) the Indenture Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, with reasonable prior written notice to Issuer and during Issuer's regular business hours;

               (g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder; and

               (h) the Indenture Trustee shall not be responsible for filing any financing statements or continuation statements in connection with the Notes, but shall cooperate with the Issuer in connection with the filing of such financing statements or continuation statements.

          Section 8.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or

                                       60                       MASTER INDENTURE
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     sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

          Section 8.05. MAY HOLD NOTES. The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 8.08 and 8.13, may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

          Section 8.06. MONEY HELD IN TRUST. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

          Section 8.07. COMPENSATION AND REIMBURSEMENT, LIMIT ON COMPENSATION, REIMBURSEMENT AND INDEMNITY.

               (a)     The Issuer agrees

               (i) to pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by it hereunder as agreed to in writing between the Issuer and the Indenture Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (iii) to indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any and all loss, liability, claim, obligation, damage, injury, judgment or expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Issuer, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder.

The Indenture Trustee shall have no recourse to any asset of the Issuer other than funds available pursuant to Section 7.06 or to any Person other than the Servicer or the Issuer.

                                       61                       MASTER INDENTURE
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               (b)     This Section shall survive the termination of this
     Indenture and the resignation or replacement of the Indenture Trustee under
     Section 8.10.

          Section 8.08. DISQUALIFICATION; CONFLICTING INTERESTS. If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee shall, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein shall prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

          Section 8.09. CORPORATE INDENTURE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be an Indenture Trustee hereunder with respect to each Series or Class of Notes, which Indenture Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority, and having a rating of at least BBB- by S&P and F2 by Fitch. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee with respect to any Series or Class of Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

               (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 8.11.

               (b) The Indenture Trustee may resign with respect to any Series or Class of Notes at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

               (c) The Indenture Trustee may be removed with respect to any Series or Class of Notes at any time by Act of the Majority Holders of that Series or Class, delivered to the Indenture Trustee and to the Issuer.

               (d)     If at any time:

                                       62                       MASTER INDENTURE
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               (i)     the Indenture Trustee fails to comply with Section 310(b)
          of the Trust Indenture Act with respect to any Series or Class of Notes after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note of that Series or Class for at least six (6) months, or

               (ii)    the Indenture Trustee ceases to be eligible under Section
          8.09 with respect to any Series or Class of Notes and fails to resign after written request therefor by the Issuer or by any such Noteholder, or

               (iii) the Indenture Trustee becomes incapable of acting with respect to any Series or Class of Notes, or

               (iv) the Indenture Trustee is adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property is appointed or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer may remove the Indenture Trustee, with respect to the Series or Class, or in the case of clause (iv), with respect to all Series or Classes, or (B) subject to Section 7.17, any Noteholder who has been a bona fide Holder of a Note of such Series, Class and Class for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to such Series or Class and the appointment of a successor Indenture Trustee with respect to the Series or Class, or, in the case of clause
(iv), with respect to all Series and Classes.

               (e) If the Indenture Trustee resigns, is removed or becomes incapable of acting with respect to any Series or Class of Notes, or if a vacancy shall occur in the office of the Indenture Trustee with respect to any Series or Class of Notes for any cause, the Issuer shall promptly appoint a successor Indenture Trustee for that Series or Class of Notes. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee with respect to such Series or Class of Notes is appointed by Act of the Majority Holders of such Series or Class delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to such Series or Class and supersede the successor Indenture Trustee appointed by the Issuer with respect to such Series or Class. If no successor Indenture Trustee with respect to such Series or Class shall have been so appointed by the Issuer or the Noteholders of such Series or Class and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note of that Series or Class for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such Series or Class.

               (f) The Issuer shall give written notice of each resignation and each removal of the Indenture Trustee with respect to any Series or Class and each appointment of a successor Indenture Trustee with respect to any Series or Class to each Noteholder as provided in Section 1.06 and to each Rating Agency. Each notice shall

                                       63                       MASTER INDENTURE
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     include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

          Section 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to the Rating Agencies, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective with respect to any Series or Class as to which it is resigning or being removed as Indenture Trustee, and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to any such Series or Class; but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder with respect to all or any such Series or Class, subject nevertheless to its lien, if any, provided for in
     Section 8.07. Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all reasonably requested instruments, with terms mutually agreed upon by the Issuer and the successor Indenture Trustee for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

     In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) Series or Classes, the Issuer, the predecessor Indenture Trustee and each successor Indenture Trustee with respect to the Notes of any applicable Series or Class shall execute and deliver an Indenture Supplement which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee with respect to the Notes of any Series or Class as to which the predecessor Indenture Trustee is not being succeeded shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such Indenture Supplement shall constitute such Indenture Trustees co- trustees of the same trust and that each such Indenture Trustee shall be Indenture Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee.

     No successor Indenture Trustee with respect to any Series or Class of Notes shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible with respect to that Series or Class under this Article.

          Section 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such

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     corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Issuer shall give prompt written notice of such merger, conversion, consolidation or succession to the Rating Agencies. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

          Section 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. If and when the Indenture Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Indenture Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

          Section 8.14. APPOINTMENT OF AUTHENTICATING AGENT. At any time when any of the Notes remain Outstanding, the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more Series or Classes of Notes which shall be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series or Classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. The initial Authenticating Agent for the Notes of all Series and Classes shall be the Indenture Trustee.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to

                                       65                       MASTER INDENTURE
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be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice to each Noteholder as provided in Section
1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer from time to time) reasonable compensation for its services under this Section, and the Indenture Trustee shall be entitled to be reimbursed for such payments, pursuant to the provisions of Section 8.07.

     If an appointment with respect to one or more Series or Classes is made pursuant to this Section, the Notes of such Series or Classes may have endorsed thereon, in addition to the Indenture Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Notes of the Series or Classes designated therein referred to in the within-mentioned Indenture.

                                  JPMorgan Chase Bank,
                                  as Indenture Trustee

                                  By:
                                      -----------------------------------
                                       As Authenticating Agent


                                  By:
                                      -----------------------------------
                                       Authorized Signatory

          Section 8.15. TAX RETURNS. In the event the Issuer shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee or the Beneficiary for signature at least five (5) days before such tax returns are due to be filed. The Issuer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared

                                       66                       MASTER INDENTURE
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     all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. The Indenture Trustee, upon written request, shall furnish the Servicer with all such information known to the Indenture Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer, and shall, upon request, execute such returns. In no event shall the Indenture Trustee or the Owner Trustee be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

          Section 8.16. REPRESENTATIONS AND COVENANTS OF THE INDENTURE TRUSTEE. The Indenture Trustee represents, warrants and covenants that:

               (i) The Indenture Trustee is a banking corporation duly organized and validly existing under the laws of the State of New York;

               (ii) The Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party; and

               (iii) Each of this Indenture and other documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

          Section 8.17. CUSTODY OF THE COLLATERAL. All Collateral (i) that constitutes investment property shall be held by the Indenture Trustee through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (A) such investment property at all times shall be credited to a securities account of the Indenture Trustee,
     (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Indenture Trustee), and (G) such agreement between such securities intermediary and the Indenture Trustee shall be governed by the laws of the State of New York; and (ii) not described in clause (i) above shall be held by the Indenture Trustee in the State of New York separate and apart from all other property held by the Indenture Trustee. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall not hold any Collateral through an agent except as expressly

                                       67                       MASTER INDENTURE
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     permitted by this Section 8.17 and Section 4.03(c). Each term used in this
     Section 8.17 and defined in the New York UCC shall have the meaning set forth in the New York UCC.

          Section 8.18. INDENTURE TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE ISSUER. Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 8.18. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

                                   ARTICLE IX

           NOTEHOLDERS' MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE,
                             ISSUER AND BENEFICIARY

          Section 9.01. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer shall furnish or cause to be furnished to the Indenture Trustee:

               (a) not more than fifteen (15) days after each Record Date, in each year in such form as the Indenture Trustee may reasonably require, a list of the names and addresses of the Registered Noteholders of such Series or Classes as of such date, and

               (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen (15) days before the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

          Section 9.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

               (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Registered Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 9.01 and the names and addresses of Registered Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

                                       68                       MASTER INDENTURE
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               (b)     If three (3) or more Holders of Notes of any Series or
     Class (hereinafter referred to as "applicants") apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note of such Series or Class for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such Series or Class or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with
          Section 9.02(a), or

               (ii) inform such applicants as to the approximate number of Holders of Notes of such Series or Class or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

     If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Holder of a Registered Note of such Series or Class or to all Registered Noteholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with Section 9.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five (5) days after such tender, the Indenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Indenture Trustee, such mailing would be contrary to the best interests of the Holders of Notes of such Series or Class or all Noteholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Indenture Trustee shall mail copies of such material to all Registered Noteholders of such Series or Class or all Registered Noteholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Indenture Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

               (c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the

                                       69                       MASTER INDENTURE
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     names and addresses of the Holders of Notes in accordance with Section
     9.02(b), regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 9.02(b).

          Section 9.03. REPORTS BY INDENTURE TRUSTEE.

               (a) The term "reporting date" as used in this Section means March 31. Within sixty (60) days after the reporting date in each year, beginning in 2004, the Indenture Trustee shall transmit to Noteholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such reporting date if required by Section 313(a) of the Trust Indenture Act.

               (b) To the extent required by the Trust Indenture Act, the Indenture Trustee shall mail each year to all Registered Noteholders, with a copy to the Rating Agencies a report concerning:

               (i) its eligibility and qualifications to continue as trustee under this Indenture;

               (ii) any amounts advanced by the Indenture Trustee under this Indenture;

               (iii) the amount, interest rate and maturity date or indebtedness owing by the Issuer to the Indenture Trustee in the Indenture Trustee's individual capacity;

               (iv) the property and funds physically held by the Indenture Trustee as Indenture Trustee;

               (v) any release or release and substitution of Collateral subject to the lien of this Indenture which has not previously been reported; and

               (vi) any action taken by the Indenture Trustee that materially affects the Notes and that has not previously been reported.

               (c) The Indenture Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

               (d) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, and also with the Commission. The Issuer shall notify the Indenture Trustee in writing when the Notes are admitted to trading on any stock exchange.

          Section 9.04. MEETINGS OF NOTEHOLDERS; AMENDMENTS AND WAIVERS.

               (a) The Indenture Trustee may call a meeting of the Noteholders of a Series or Class at any time. The Indenture Trustee shall call a meeting upon written

                                       70                       MASTER INDENTURE
     request of the Issuer or the Holders of at least 10% in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series or Class. In any case, a meeting shall be called after notice is given to the Noteholders pursuant to Section 1.06.

               (b) Except for any consent that must be given by the Holders of each Outstanding Note affected or any action to be taken by the Issuer as holder of the Collateral Certificate, any resolution presented at any meeting at which a quorum is present may be adopted by the affirmative vote of the Majority Holders of that Series or Class, as the case may be. However, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of Outstanding Notes of a Series or Class or all Notes may be adopted at any meeting at which a quorum is present only by the affirmative vote of the Holders of not less than the specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of that Series or Class or all Outstanding Notes, as the case may be. Any resolution passed or decision taken at any meeting of Noteholders duly held in accordance with this Indenture shall be binding on all Noteholders of the affected Series or Class.

               (c) The quorum at any meeting shall be persons holding or representing the Majority Holders of a Series or Class or all Notes, as the case may be; provided, however, that if any action is to be taken at that meeting concerning a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the Holders of not less than a specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of a Series or Class or all Notes, as applicable, the persons holding or representing such specified percentage in aggregate Outstanding Dollar Principal Amount of the Outstanding Notes of such Series or Class or all Notes shall constitute a quorum.

               (d) The ownership of Registered Notes shall be proved by the Note Register. The Ownership of Bearer Notes shall be proved as provided in
     Section 1.04(c)(ii).

               (e) The Issuer may make reasonable rules for other matters relating to action by or a meeting of Noteholders not otherwise covered by this Section.

               (f) Notes held by the Issuer or its Affiliates may not be deemed outstanding for purposes of voting or calculating quorum at any meeting of Noteholders.

          Section 9.05. REPORTS BY ISSUER TO THE COMMISSION.  The Issuer shall:

               (a) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange

                                       71                       MASTER INDENTURE

          Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (c) transmit by mail to all Registered Noteholders, as their names and addresses appear in the Note Register, and notify all Holders of Bearer Notes of such Series or Class, by publication of such notice in an Authorized Newspaper or as otherwise provided in the applicable Indenture Supplement, within thirty (30) days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          Section 9.06. REPORTS BY INDENTURE TRUSTEE. The Indenture Trustee shall report to the Issuer with respect to the amount on deposit in the Accounts, and the identity of the investments included therein, as the Issuer may from time to time reasonably request in writing which, absent the occurrence of an Event of Default hereunder, shall not occur more often than monthly.

          Section 9.07. MONTHLY NOTEHOLDERS' STATEMENT. On each Transfer Date the Issuer shall, in cooperation with the Servicer, complete and deliver to the Indenture Trustee (with a copy to each Rating Agency) a Monthly Noteholders' Statement.

                                    ARTICLE X

              INDENTURE SUPPLEMENTS; AMENDMENTS TO THE TRANSFER AND
            SERVICING AGREEMENT AND AMENDMENTS TO THE TRUST AGREEMENT

          Section 10.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. Without the consent of the Holders of any Notes, the Issuer and the Indenture Trustee, at any time and from time to time, upon delivery of a Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer's Certificate to the effect that the Issuer reasonably believes that such amendment will not, and is not reasonably expected to, result in the occurrence of an Early Amortization Event or Event of Default or will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect, may amend this Indenture or any Indenture Supplement or enter into one or more

                                       72                       MASTER INDENTURE
     supplemental indentures hereto or thereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (a) to evidence the succession of another Entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

               (b) to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer for the benefit of the Holders of the Notes of any or all Series or Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series or Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series or Classes); or

               (c) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

               (d) to add to this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 3.16(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted; or

               (e) to establish any form of Note, as provided in Article II, and to provide for the issuance of any Series or Class of Notes as provided in Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes of any Series or Class; or

               (f) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee hereunder with respect to one or more Series or Classes of Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to Section 8.11; or

               (g) if one or more additional Transferors under the Transfer and Servicing Agreement are added to, or replaced under, the Transfer and Servicing Agreement, or if one or more additional Originators under the Receivables Purchase Agreements are added to, or replaced under, the Receivables Purchase Agreements, or one or more additional Beneficiaries under the Trust Agreement are added to, or replaced under, the Trust Agreement, to make any necessary changes to the Indenture or any other related document; or

               (h) to provide for the additions of Collateral and the issuance of Notes backed by any such additional Collateral; or

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               (i)     to provide for additional or alternative credit
          enhancement for any Class of Notes.

     Additionally, notwithstanding any provision of this Article X to the contrary, this Indenture or any Indenture Supplement may be amended without the consent of the Indenture Trustee or any of the Noteholders, upon delivery of a Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement (which provisions do not affect the rights, duties, privileges or immunities of the Indenture Trustee) or of modifying in any manner the rights of the Holders of the Notes under this Indenture or any Indenture Supplement; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the Issuer reasonably believes that such amendment shall not result in the occurrence of an Early Amortization Event or shall not have an Adverse Effect and is not reasonably expected to have an Adverse Effect and (ii) the Rating Agencies have provided written confirmation that such amendment shall not have a Ratings Effect.

     With the consent of CWRI, the Indenture or any Indenture Supplement may also be amended without the consent of the Indenture Trustee or any Noteholders for the purpose of (a) increasing the Reallocated Yield Percentage up to 9.00% or (b) decreasing the Reallocated Yield Percentage, but not to less than 0.00%.

          Section 10.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With prior notice to each applicable Rating Agency and the consent of not less than 66 2/3% in Outstanding Dollar Principal Amount of each Class or Classes affected by such amendment of this Indenture or any Indenture Supplement or any supplemental indenture hereto or thereto by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee, upon delivery of an Tax Opinion, may enter into an amendment of this Indenture or such Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or any Indenture Supplement or of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under this Indenture or any Indenture Supplement; provided, however, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (a) change the Interest Payment Date on any Note, or change a Scheduled Final Payment Date or Legal Final Maturity Date of any Note;

               (b) reduce the Stated Principal Amount of, or the interest rate on any Note, or change the method of computing the Outstanding Dollar Principal Amount, the Adjusted Outstanding Dollar Principal Amount or the Collateral Amount in a manner that is adverse to the Holder of any Note;

               (c) reduce the amount of a Discount Note or Indexed Note payable upon the occurrence of an Early Amortization Event or other optional or mandatory redemption or upon the acceleration of its Legal Final Maturity Date;

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               (d)     impair the right to institute suit for the enforcement of
          any payment on any Note;

               (e) reduce the percentage in Outstanding Dollar Principal Amount of the Outstanding Notes of any Series or Class, the consent of whose Holders is required for any such Indenture Supplement, or the consent of whose Holders is required for any waiver of compliance with the provisions of this Indenture or of defaults hereunder and their consequences, provided for in this Indenture;

               (f)     modify any of the provisions of this Section or
          Section 7.18, except to increase any percentage of Holders required to consent to any such amendment or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

               (g) permit the creation of any Lien or other encumbrance on the Collateral that secures any Class of Notes that is senior to the Lien in favor of the Holders of the Notes of such Class;

               (h) change any Place of Payment where any principal of, or interest on, any Note is payable, unless otherwise provided in the applicable Indenture Supplement;

               (i) change the method of computing the amount of principal of, or interest on, any Note on any date; or

               (j)     make any other amendment not permitted by Section 10.01.

     An amendment of this Indenture or an Indenture Supplement which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series or Class of Notes, or which modifies the rights of the Holders of Notes of such Series or Class with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series or Class.

     It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it will be sufficient if such Act shall approve the substance thereof.

          Section 10.03. EXECUTION OF INDENTURE SUPPLEMENTS. In executing or accepting the additional trusts created by any amendment of this Indenture or Indenture Supplement or any supplemental indenture hereto or thereto permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Indenture Trustee may, but shall not (except to the extent required in the case of an amendment or supplemental indenture

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     entered into under Section 10.01(d) or 10.01(f)) be obligated to, enter into any such amendment or supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 10.04. EFFECT OF INDENTURE SUPPLEMENTS. Upon the execution of any amendment of this Indenture or Indenture Supplement or any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith with respect to each Series or Class of Notes affected thereby, or all Notes, as the case may be, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

          Section 10.05. CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture or Indenture Supplement or any supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 10.06. REFERENCE IN NOTES TO INDENTURE SUPPLEMENTS. Notes authenticated and delivered after the execution of any amendment of this Indenture or Indenture Supplement or any supplemental indenture pursuant to this Article may, and shall, if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

          Section 10.07. AMENDMENTS TO THE TRANSFER AND SERVICING AGREEMENT. By their acceptance of a Note, the Noteholders acknowledge that the Transferor, the Servicer and Issuer may amend the Transfer and Servicing Agreement without the consent of any Noteholder, so long as such amendment will not, as evidenced by an Opinion of Counsel, materially adversely affect the interest of any Noteholders.

     The Servicer, the Transferor and the Issuer may amend the Transfer and Servicing Agreement with prior written notice to each Rating Agency and with the consent of the Holders of Notes evidencing not less than 66 2/3% of the aggregate Outstanding Dollar Principal Amount of the Notes of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of Noteholders. No amendment, however, may:

               (a) reduce in any manner the amount of or delay the timing of distributions the Servicer is required to make to Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder;

               (b) change the definition or the manner of calculating the interest on any Note without the consent of each affected Noteholder;

                                       76                       MASTER INDENTURE
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               (c)     reduce the amount available under any Enhancement without
          the consent of each affected Noteholder;

               (d) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Noteholders of the Series or Class evidencing not less than 66 2/3% of the aggregate Outstanding Dollar Principal Amount of Notes of the Holders of the Series or Class; or

               (e) reduce that percentage of the Outstanding Dollar Principal Amount of Notes the Holders of which are required to consent to any amendment without the consent of each Noteholder.

     Promptly following the execution of any amendment to the Transfer and Servicing Agreement other than an amendment described in the preceding paragraph, the Indenture Trustee shall notify each Noteholder in writing of the substance of the amendment.

     The Issuer, and Servicer and the Transferor may amend the Transfer and Servicing Agreement without the consent of any Noteholder in any manner that:

               (i) provides that funds in the Collection Account may be invested in any Eligible Investments;

               (ii) provides that the Transferor need not make any deposit to the Collection Account in respect of the Repurchased Receivables price of any Designated Receivables repurchased from the Issuer so long as the Transferor Amount exceeds the Trust Available Subordinated Amount and the Adjusted Pool Balance and the amounts in the Principal Funding Accounts exceeds the Required Pool Balance on the date of the repurchase;

               (iii) otherwise changes the procedures for removing Receivables from the Issuer;

               (iv) provides that, subject to the limitations set forth in the Transfer and Servicing Agreement, Case Credit, in its capacity as Servicer, need not deposit Collections with respect to any Collection Period in the Collection Account until the related Payment Date;

               (v)     permits the designation of Automatic Additional Accounts;
          or

               (vi) provides for the conveyance to the Issuer of undivided interests in the Receivables rather than the Receivables themselves.

     The Transfer and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement Provider without its prior written consent.

          Section 10.08. AMENDMENTS TO THE TRUST AGREEMENT.

                                       77                       MASTER INDENTURE
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               (a)     Subject to the provisions of the Trust Agreement, without
     the consent of the Holders of any Notes or the Indenture Trustee, the Owner Trustee (at the written direction of the Beneficiary) and the Beneficiary may amend the Trust Agreement so long as such amendment shall not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

               (b) Subject to the provisions of the Trust Agreement, (A) in the case of a significant change in the permitted activities of the Issuer which is not materially adverse to Holders of the Notes, with the consent of the Majority Holders of each Class or Classes of Notes affected by such change, and (B) in all other cases, with prior written notice to each of the Rating Agencies and with the consent of the Holders of not less than 66 2/3% in Outstanding Dollar Principal Amount of each Class or Classes the Outstanding Notes affected by such amendment, by Act of said Holders delivered to the Issuer, CWRI, the Servicer and the Owner Trustee (at the written direction of the Beneficiary) may amend the Trust Agreement for the purpose of adding, changing or eliminating any provisions of the Trust Agreement or of modifying the rights of those Noteholders.

                                   ARTICLE XI

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

          Section 11.01. PAYMENT OF PRINCIPAL AND INTEREST. With respect to each Series or Class of Notes, the Issuer shall duly and punctually pay the principal of and interest on such Notes in accordance with their terms and this Indenture, and shall duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Notes of such Series or Class.

          Section 11.02. MAINTENANCE OF OFFICE OR AGENCY. The Issuer shall maintain an office, agency or Paying Agent in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

          Section 11.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST. The Paying Agent, on behalf of the Indenture Trustee, shall make distributions to Noteholders from the Collection Account or other applicable Account pursuant to the provisions of Article V of this Indenture or any Indenture Supplement and shall report the amounts of such distributions to the Indenture Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or other applicable Account for the purpose of making the distributions referred to above. The Indenture Trustee may revoke

                                       78                       MASTER INDENTURE
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     such power and remove the Paying Agent if the Indenture Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Indenture or any Indenture Supplement in any material respect. The Paying Agent upon removal shall return all funds in its possession to the Indenture Trustee.

     The Issuer shall cause each Paying Agent (other than the Indenture Trustee) for any Series or Class of Notes to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it so agrees), subject to the provisions of this Section, that such Paying Agent shall:

               (a) hold all sums held by it for the payment of principal of or interest on Notes of such Series or Class in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (b) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of such Series or Class) in the making of any such payment of principal or interest on the Notes of such Series or Class;

               (c) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

               (d) immediately resign as a Paying Agent and, if such Paying Agent is not the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards described in this Section required to be met by a Paying Agent at the time of its appointment; and

               (e) comply with all requirements of the Internal Revenue Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes or for any other purpose, pay, or by an Officer's Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every Series or Class of Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Notes, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                                       79                       MASTER INDENTURE
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     Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note of any Series or Class and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon request in an Officer's Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. The Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders of the Notes as to which the money to be repaid was held in trust, as provided in Section 1.06, a notice that such funds remain unclaimed and that, after a date specified in the notice, which shall not be less than thirty (30) days from the date on which the notice was first mailed or published to the Holders of the Notes as to which the money to be repaid was held in trust, any unclaimed balance of such funds then remaining shall be paid to the Issuer free of the trust formerly impressed upon it.

     The Issuer initially authorizes the Indenture Trustee to act as Paying Agent for the Notes on its behalf. The Issuer may at any time and from time to time authorize one or more Persons (including the Indenture Trustee) to act as Paying Agent in addition to or in place of the Indenture Trustee with respect to any Series or Class of Notes issued under this Indenture.

     Each Paying Agent shall at all times have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by a United States federal or state authority or be regulated by or subject to the supervision or examination of a governmental authority of a nation that is member of the Organization for Economic Co-operation and Development. If such Paying Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Paying Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as so published.

          Section 11.04. STATEMENT AS TO COMPLIANCE. The Issuer shall deliver to the Indenture Trustee and the Rating Agencies, on or before April 30 of each year, beginning in 2004, a written statement signed by an Issuer Authorized Officer stating that:

               (a) a review of the activities of the Issuer during the prior year and of the Issuer's performance under this Indenture and under the terms of the Notes has been made under such Issuer Authorized Officer's supervision; and

               (b) to the best of such Issuer Authorized Officer's knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant (without regard to any grace period or requirement of notice), specifying each such default known to such Issuer Authorized Officer and the nature and status thereof.

                                       80                       MASTER INDENTURE
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          Section 11.05. LEGAL EXISTENCE. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

          Section 11.06. FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          Section 11.07. COMPLIANCE WITH LAWS. The Issuer shall comply with the requirements of all applicable laws, the noncompliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or this Indenture.

          Section 11.08. NOTICE OF EVENTS OF DEFAULT. The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Transferor of their respective obligations under the Transfer and Servicing Agreement and any default of an Enhancement Provider.

          Section 11.09. CERTAIN NEGATIVE COVENANTS. The Issuer shall not:

               (a) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law);

               (b) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee, the Noteholders and any applicable Enhancement Provider created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby;

               (c) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the Indenture Trustee, the Noteholders and any applicable Enhancement Provider created by this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof; or

               (d) permit the lien in favor of the Indenture Trustee, the Noteholders and any applicable Enhancement Provider created by this Indenture not to constitute a valid first priority security interest in the Collateral; or

               (e)     voluntarily dissolve or liquidate.

          Section 11.10. NO OTHER BUSINESS. The Issuer shall not engage in any business other than as permitted under the Trust Agreement.

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          Section 11.11. NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for borrowed money except for the Notes.

          Section 11.12. RULE 144A INFORMATION. For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Exchange Act, the Issuer agrees to provide to any Noteholder of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act.

          Section 11.13. PERFORMANCE OF OBLIGATIONS.

               (a) The Issuer shall not take any action and shall use its reasonable best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Trust Agreement or such other instrument or agreement.

               (b) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, any Indenture Supplement, the Trust Agreement and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Trust Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided herein or therein, the Issuer shall not waive, amend, modify, supplement or terminate this Indenture, any Indenture Supplement or the Trust Agreement or any provision thereof without the consent of the Holders of a majority of the Outstanding Amount of the Notes of each adversely affected Series or Class and, unless notice to the Rating Agencies shall satisfy the obligations of the Issuer with respect to such amendment under the applicable agreement, satisfaction of the Rating Agency Condition with respect thereto.

               (c) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it shall not, without the prior written consent of the Indenture Trustee and a majority in Outstanding Amount of the Notes of each affected Series or Class and satisfaction of the Rating Agency Condition with respect thereto, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in this Indenture or the Trust Agreement), or waive timely performance or observance by the Servicer of its obligations under the Transfer and Servicing Agreement; and (ii) that any such amendment, modification, waiver, supplement, termination or surrender shall not (A) increase or

                                       82                       MASTER INDENTURE
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     reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, modification, waiver, supplement, termination or surrender without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, waiver, supplement, termination or surrender shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as are necessary or appropriate in the circumstances.

          Section 11.14. ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

               (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                       (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger (i) shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, (ii) shall not be subject to regulation as an "investment company" under the Investment Company Act and (iii) shall expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

                       (ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

                       (iii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that (i) such consolidation or merger and such Indenture Supplement comply with this Section 11.14, (ii) all conditions precedent in this Section 11.14 relating to such transaction have been complied with (including any filing required by the Securities Exchange Act), and (iii) such Indenture Supplement is duly authorized, executed and delivered and is valid, binding and enforceable against such person;

                       (iv) the Issuer shall have received written confirmation from each Rating Agency that there shall be no Ratings Effect with respect to any Outstanding Notes as a result of such consolidation or merger;

                       (v) the Issuer shall have received an external Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction shall not have any material adverse tax consequence to any Noteholder;

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                       (vi)   any action that is necessary to maintain the lien
               and security interest created by this Indenture shall have been taken; and

                       (vii) such action shall not be contrary to the status of the Issuer as a qualified special purpose entity under existing accounting literature.

               (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

                       (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, or the District of Columbia, (B) expressly assume, by an Indenture Supplement, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such Indenture Supplement that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such Indenture Supplement, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes, (E) expressly agree by means of such Indenture Supplement that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Securities Exchange Act in connection with the Notes and (F) not be an "investment company" as defined in the Investment Company Act;

                       (ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

                       (iii) the Issuer shall have received written confirmation from each Rating Agency that there shall be no Ratings Effect with respect to any Outstanding Notes as a result of such conveyance or transfer;

                       (iv) the Issuer shall have received an external Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction shall not have any material adverse tax consequence to any Noteholder;

                       (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

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                       (vi)   the Issuer shall have delivered to the Indenture
               Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such Indenture Supplement comply with this Section 11.14 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act).

          Section 11.15. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 11.14 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 11.15 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

          Section 11.16. GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Trust Agreement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          Section 11.17. CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          Section 11.18. RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and
     (y) payments to the Indenture Trustee pursuant to Section 8.07 hereof. The Issuer shall not, directly or indirectly, make payments to or distributions from the

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     Collection Account except in accordance with this Indenture or any
     Indenture Supplement.

          Section 11.19. PERFECTION REPRESENTATIONS AND WARRANTIES. Debtor hereby makes the Perfection Representations and Warranties to the Secured Party. For purposes of this SECTION 11.19 Debtor shall mean Issuer, Secured Party shall mean Indenture Trustee, and Specified Agreement shall mean this Agreement. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this SECTION 11.19 shall be continuing and shall survive any termination of the Specified Agreement. Secured Party shall not waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of Debtor and Secured Party under the Specified Agreement, the Debtor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Secured Party and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Debtor is organized, has its principal place of business or maintains any books, records, files or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the Secured Party's security interest in the Receivables. The Debtor hereby authorizes Servicer to file financing statements under the UCC without the Debtor's signature where allowed by applicable law.

                                   ARTICLE XII
                            EARLY REDEMPTION OF NOTES

          Section 12.01. APPLICABILITY OF ARTICLE. Unless otherwise specified in the applicable Indenture Supplement related to a Series or Class of Notes, pursuant to the terms of this Article, the Issuer shall pay, provided that funds are available, Monthly Principal to Holders of each affected Series or Class of Notes upon the occurrence of any Early Amortization Event. Upon the occurrence of any Amortization Event, Issuer shall give the Rating Agencies prompt written notice with respect thereto. Unless otherwise specified in the applicable Indenture Supplement relating to a Series or Class of Notes, or in the form of Notes for such Series or Class, the following are "Early Amortization Events":

               (a) the occurrence of an Insolvency Event relating to the Transferor or an Originator;

               (b) the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act; or

               (c) with respect to any Series or Class of Notes, any additional Early Amortization Event specified in the Indenture Supplement for such Series or Class as applying to such Series or Class.

     On each Monthly Principal Accrual Date following the end of the Monthly Period in which the Early Amortization Event occurs, Monthly Principal payments on such Class of Notes shall thereafter be made on each following Monthly Principal Accrual Date until the Outstanding

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Dollar Principal Amount of such Class, plus all accrued and unpaid interest, is paid in full or the Legal Final Maturity Date occurs, whichever is earlier, subject to Article V, Article VII and the allocations, deposits and payments provisions of the related Indenture Supplement. Any funds in any Supplemental Account for a redeemed Class shall be applied to make the principal and interest payments on that Class on the redemption date, subject to Article V, Article VII and the allocations, deposits and payments sections of the related Indenture Supplement. Principal payments on redeemed Classes shall be made first to the senior-most Notes until paid in full, then to the subordinated Notes, if any, until paid in full.

          Section 12.02. OPTIONAL REPURCHASE. Unless otherwise provided in the applicable Indenture Supplement for a Series or Class of Notes, the Servicer has the right, but not the obligation, to redeem a Series or Class of Notes in whole but not in part on any day on or after the day on which the Outstanding Dollar Principal Amount of such Series or Class is reduced to less than 10% of its Initial Dollar Principal Amount; provided, however, that if such Series or Class of Notes is of a subordinated Class, the Servicer shall not redeem such Notes if the provisions of the related Indenture Supplement would prevent the payment of such subordinated Note until a level of prefunding of the principal funding sub-accounts for the senior Classes of Notes for that Series has been reached such that the amount of such deficiency in the required subordination of a senior Class of Notes is no longer required to provide subordination protection for the senior Classes of that Series. If the Servicer elects to redeem a Series or Class of Notes, it shall cause the Issuer to notify the Holders of such redemption at least thirty (30) days prior to the redemption date. The redemption price of a Series or Class so redeemed shall equal the Outstanding Dollar Principal Amount of such Class, plus interest accrued and unpaid or principal accreted and unpaid on such Class to but excluding the date of redemption, the payment of which shall be subject to Article V,
     Article VII and the allocations, deposits and payments provisions of the related Indenture Supplement.

     If the Servicer is unable to pay the redemption price in full on the redemption date, monthly payments on such Class of Notes shall thereafter be made until the Outstanding Dollar Principal Amount of such Class, plus all accrued and unpaid interest, is paid in full or the Legal Final Maturity Date occurs, whichever is earlier, subject to Article V, Article VII and the allocations, deposits and payments provisions of the related Indenture Supplement. Any funds in any Supplemental Account for a redeemed Class shall be applied to make the principal and interest payments on that Class on the redemption date in accordance with the related Indenture Supplement. Principal payments on redeemed Classes shall be made in accordance with the related Indenture Supplement.

          Section 12.03. NOTICE. Promptly after the occurrence of a redemption pursuant to Section 12.02, the Issuer shall notify the Indenture Trustee and the Rating Agencies in writing of the identity, Stated Principal Amount and Outstanding Dollar Principal Amount of the affected Series or Class of Notes to be redeemed. Notice of redemption shall promptly be given as provided in Section 1.06. All notices of redemption shall state (a) the date on which the redemption of the applicable Series or Class of Notes pursuant to this Article shall begin, which shall be the Principal Payment Date next following the end of the Monthly Period in which the applicable redemption pursuant to Section 12.02 occurs, (b) the redemption price for such Series or Class of Notes, which shall be equal to

                                       87                       MASTER INDENTURE
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     the Outstanding Dollar Principal Amount of such Series or Class plus interest accrued or principal accreted and unpaid (if any), the payment of which shall be subject to Article V, Article VII and the allocations, deposits and payments provisions of the related Indenture Supplement and
     (c) the Series or Class of Notes to be redeemed pursuant to this Article.

                                  ARTICLE XIII

                                   COLLATERAL

          Section 13.01. RECORDING, ETC.

               (a) The Issuer intends the Security Interest granted pursuant to this Indenture in favor of the Indenture Trustee to be prior to all other liens in respect of the Collateral. Subject to Section 13.03, the Issuer shall take all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee. The Issuer shall from time to time execute or authorize and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Issuer, and shall take such other action necessary or advisable to:

               (i) grant a Security Interest more effectively in all or any portion of the Collateral;

               (ii) maintain or preserve the Security Interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

               (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

               (iv) enforce the Enhancement Agreements and each other instrument or agreement included in the Collateral;

               (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all persons and parties; or

               (vi) pay all taxes or assessments levied or assessed upon the Collateral when due.

               (b) The Issuer shall from time to time promptly pay and discharge all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, any amendments thereto and any other instruments of further assurance. The Issuer hereby designates the Indenture Trustee its agent and attorney- in-fact to execute upon the Issuer's failure to do so, any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section.

               (c)     Without limiting the generality of clauses (a)(ii) or
     (a)(iii):

                                       88                       MASTER INDENTURE
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               (i)     The Issuer shall cause this Indenture, all amendments and
          supplements hereto and/or all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee's right, title and interest to the Collateral to be promptly recorded, registered and filed, and at all times to be kept, recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee to all property comprising the Collateral. The Issuer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

               (ii) Within 30 days after the Issuer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph
          (d)(i) seriously misleading within the meaning of Section 9-506, 9-507 or 9-508 (or any comparable provision) of the UCC, the Issuer shall give the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Indenture Trustee's security interest in the Collateral.

               (iii) The Issuer shall give the Indenture Trustee prompt notice of any relocation of its chief executive office, place of business or State of location, and any change in the jurisdiction of its organization, and whether, as a result of such relocation or change, the applicable provision of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Indenture Trustee's security interest in the Collateral. The Issuer shall at all times maintain its chief executive office within the United States.

               (b) The duty of the Indenture Trustee to execute any instrument required pursuant to this Section shall arise only if the Indenture Trustee has knowledge of the type described in Section 7.01(c) of any default of the Issuer in complying with the provisions of this Section.

          Section 13.02. TRUST INDENTURE ACT REQUIREMENTS. The release of any Collateral from the lien created by this Indenture or the release of, in whole or in part, such liens, shall not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or liens are released pursuant to the terms hereof. The Indenture Trustee and each of the Noteholders and any applicable Enhancement Provider acknowledge that a release of Collateral or liens in accordance with the terms hereof shall not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Issuer and each other obligor on the Notes shall cause Trust Indenture Act Section 314(d) relating to the release of property or securities from the liens hereof to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an officer of the appropriate obligor, except in cases in which Trust

                                       89                       MASTER INDENTURE
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     Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent person.

          Section 13.03. SUITS TO PROTECT THE COLLATERAL. Subject to the provisions of this Indenture, the Indenture Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, and such suits and proceedings as the Indenture Trustee may deem expedient to preserve or protect the interests of the Noteholders and any applicable Enhancement Provider and the interests of the Indenture Trustee and the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes or the Indenture Trustee). No counterparties to an Enhancement Agreement may direct the Indenture Trustee to enforce the Security Interest. Each Enhancement Provider's rights consist solely of the right to receive collections allocated for its benefit pursuant to the related Indenture Supplement.

          Section 13.04. PURCHASER PROTECTED. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or any other obligor, as applicable, to make any such sale or other transfer.

          Section 13.05. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article upon the Issuer or any other obligor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other obligor, as applicable, or of any officer or officers thereof required by the provisions of this Article.

          Section 13.06. DETERMINATIONS RELATING TO COLLATERAL. In the event (i) the Indenture Trustee shall receive any written request from the Issuer or any other obligor for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer's or any other obligor's obligations with respect thereto or (ii) there shall be due to or from the Indenture Trustee under the provisions hereof any performance or the delivery of any instrument or (iii) the Indenture Trustee shall become aware of any nonperformance by the Issuer or any other obligor of any covenant or any breach of any representation or warranty of the Issuer or any other obligor set forth in this Indenture, then, in each such event, the Indenture Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Indenture Trustee on the manner in which the Indenture Trustee should respond to such request or render any requested

                                       90                       MASTER INDENTURE
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     performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Indenture Trustee pursuant to Section 8.07). The Indenture Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Majority Holders of the Outstanding Notes.

          Section 13.07. RELEASE OF COLLATERAL.

               (a) Subject to the payment of its fees and expenses pursuant to Section 8.07, the Indenture Trustee shall, at the request of the Issuer or when otherwise required by the provisions of this Indenture, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

               (b) Upon delivery of an Officer's Certificate certifying that the Issuer's obligations under this Indenture have been satisfied and discharged by complying with the provisions of this Article, the Indenture Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Issuer or any other obligor, as applicable, may reasonably request evidencing the termination of the Security Interests created by this Indenture and (ii) not to be deemed to hold the Security Interests for the benefit of the Indenture Trustee, the Noteholders and any applicable Enhancement Provider.

               (c) CWRI and the Noteholders shall be entitled to receive at least ten (10) days written notice of any action pursuant to clause (a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also be entitled to require, as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

          Section 13.08. CERTAIN ACTIONS BY INDENTURE TRUSTEE. Any action taken by the Indenture Trustee pursuant to this Article in respect of the release of Collateral shall be taken by the Indenture Trustee as its interest in such Collateral may appear, and no provision of this Article is intended to, or shall, excuse compliance with any provision hereof.

          Section 13.09. OPINIONS AS TO COLLATERAL.

               (a) On the Effective Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any

                                       91                       MASTER INDENTURE
     indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and maintain the perfection of the Security Interest granted by this Indenture in favor of the Indenture Trustee and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest perfected.

               (b) On or before March 31 in each calendar year, beginning in 2004, the Issuer shall furnish to the Indenture Trustee an external Opinion of Counsel with respect to each Uniform Commercial Code financing statement which has been filed by the Issuer either stating that, (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refilling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the first priority lien and Security Interest created by this Indenture and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to maintain such lien and Security Interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refilling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and Security Interest of this Indenture until March 31 in the following calendar year.

          Section 13.10. DELEGATION OF DUTIES. The Issuer may contract with or appoint other Persons (including CWRI and its Affiliates) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate shall be deemed to be action taken by the Issuer.

                                   ARTICLE XIV

                                  MISCELLANEOUS

          Section 14.01. NO PETITION. The Indenture Trustee, by entering into this Indenture, each Enhancement Provider, by designating that the obligations of the Issuer pursuant to the applicable Enhancement Agreement, as applicable are secured by the Collateral, and each Noteholder, by accepting a Note, agrees that it shall not at any time institute against CWRI or the Issuer, or join in any institution against CWRI or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any Enhancement Agreement.

          Section 14.02. TRUST OBLIGATIONS. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a

                                       92                       MASTER INDENTURE
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     beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed
     (it being understood that the Owner Trustee has no such obligations in its individual capacity).

          Section 14.03. LIMITATIONS ON LIABILITY.

               (a) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any Person claiming by, through or under them and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any related documents.

               (b) None of the Indenture Trustee, the Owner Trustee, CWRI or any other beneficiary of the Issuer or any of their respective officers, directors, employers or agents shall have any liability with respect to this Indenture, and recourse may be had solely to the Collateral pledged to secure the Notes issued by the Issuer.

          Section 14.04. TAX TREATMENT. The Issuer and the Noteholders agree that the Notes are intended to be debt of the Issuer for federal, state and local income, franchise and single business tax purposes and agree to treat the Notes accordingly for all such purposes, unless otherwise required by a taxing authority.

          Section 14.05. ACTIONS TAKEN BY THE ISSUER. Any and all actions that are to be taken by the Issuer may be taken by either the Beneficiary or the Owner Trustee on behalf of the Issuer.

          Section 14.06. TERMINATION OF ISSUER. The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 14.08(b), as provided in the Trust Agreement.

          Section 14.07. FINAL DISTRIBUTION.

                                       93                       MASTER INDENTURE
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               (a)     The Servicer shall give the Indenture Trustee at least
     thirty (30) days prior written notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class shall be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified (which, in the case of Bearer Notes, shall be outside the United States). The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

               (b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in paragraph
     (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Notes, shall be outside the United States). If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Supplemental Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

          Section 14.08. TERMINATION DISTRIBUTIONS. Upon the termination of the Issuer pursuant to the terms of the Trust Agreement, the Indenture Trustee shall release, assign and convey to the Beneficiary or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 14.08(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Beneficiary to vest in the Beneficiary or any of its designees

                                       94                       MASTER INDENTURE
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     all right, title and interest which the Indenture Trustee had in the
     Collateral and such other property.

          Section 14.09. ENHANCEMENT PROVIDER AS THIRD-PARTY BENEFICIARY. Each Enhancement Provider is a third-party beneficiary of this Indenture to the extent specified in the applicable Enhancement Agreement or Indenture Supplement.

                                       95                       MASTER INDENTURE

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                    CNH WHOLESALE MASTER NOTE TRUST, by
                                    The Bank of New York, as Owner Trustee


                                    By:  /s/ Jon Farber
                                       ------------------------------------
                                        Name:  Jon Farber
                                        Title:  Assistant Treasurer


                                    JPMORGAN CHASE BANK, as Indenture Trustee and not in its individual capacity


                                    By:  /s/ Joseph M. Costantino
                                       ------------------------------------
                                        Name:  Joseph M. Costantino
                                        Title:  Trust Officer

Acknowledged and Accepted:

CASE CREDIT CORPORATION,
as Servicer


By:   /s/ Brian O'Keane
    -------------------------------
      Name:  Brian O'Keane
      Title: Assistant Treasurer

                                       96                       MASTER INDENTURE
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                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION ....................3

     Section 1.01.     Definitions .........................................................3

     Section 1.02.     Compliance Certificates and Opinions ...............................21

     Section 1.03.     Form of Documents Delivered to Indenture Trustee ...................21

     Section 1.04.     Acts of Noteholders ................................................22

     Section 1.05.     Notices, etc., to Indenture Trustee and Issuer .....................23

     Section 1.06.     Notices to Noteholders; Waiver .....................................23

     Section 1.07.     Conflict with Trust Indenture Act ..................................24

     Section 1.08.     Effect of Headings and Table of Contents ...........................25

     Section 1.09.     Successors and Assigns .............................................25

     Section 1.10.     Separability .......................................................25

     Section 1.11.     Benefits of Indenture ..............................................25

     Section 1.12.     Governing Law ......................................................25

     Section 1.13.     Counterparts .......................................................25

     Section 1.14.     Indenture Referred to in the Trust Agreement .......................25

ARTICLE II      NOTE FORMS ................................................................25

     Section 2.01.     Forms Generally ....................................................25

     Section 2.02.     Forms of Notes .....................................................26

     Section 2.03.     Form of Indenture Trustee's Certificate of Authentication ..........26

     Section 2.04.     Notes Issuable in the Form of a Global Note ........................26

     Section 2.05.     Temporary Global Notes and Permanent Global Notes ..................29

     Section 2.06.     Beneficial Ownership of Global Notes ...............................30

     Section 2.07.     Notices to Depository ..............................................31

ARTICLE III     THE NOTES .................................................................31

     Section 3.01.     General Title; General Limitations; Issuable in Series;
                       Terms of a Series or Class .........................................31

     Section 3.02.     Denominations ......................................................34

     Section 3.03.     Execution, Authentication and Delivery and Dating ..................34

     Section 3.04.     Temporary Notes ....................................................35

     Section 3.05.     Registration, Transfer and Exchange ................................35

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                                   (continued)

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     Section 3.06.     Mutilated, Destroyed, Lost and Stolen Notes ........................38

     Section 3.07.     Payment of Interest; Interest Rights Preserved .....................39

     Section 3.08.     Persons Deemed Owners ..............................................39

     Section 3.09.     Cancellation .......................................................39

     Section 3.10.     New Issuances of Notes .............................................39

     Section 3.11.     Specification of Required Subordinated Amount and other
                       Terms with Respect to each Class ...................................41

     Section 3.12.     Reallocation of Available Interest Amounts .........................41

     Section 3.13.     Excess Available Interest Amounts Sharing ..........................41

     Section 3.14.     Excess Available Principal Amounts Sharing .........................42

     Section 3.15.     Excess Funding Amounts .............................................42

ARTICLE IV      ACCOUNTS AND INVESTMENTS ..................................................42

     Section 4.01.     Collections ........................................................42

     Section 4.02.     Accounts ...........................................................42

     Section 4.03.     Investment of Funds in the Accounts ................................44

ARTICLE V       ALLOCATIONS, DEPOSITS AND PAYMENTS ........................................46

     Section 5.01.     Allocations of Available Interest Amounts ..........................46

     Section 5.02.     Allocations of Available Principal Amounts .........................46

     Section 5.03.     Allocations of Investor Default Amounts ............................46

     Section 5.04.     Allocations of Investor Uncovered Dilution Amounts .................46

     Section 5.05.     Allocations to the Excess Funding Account and the Transferor .......46

     Section 5.06.     Final Payment ......................................................47

     Section 5.07.     Payments within a Series or Class ..................................47

ARTICLE VI      SATISFACTION AND DISCHARGE; CANCELLATION OF NOTES HELD BY THE
                ISSUER OR CWRI ............................................................47

     Section 6.01.     Satisfaction and Discharge of Indenture ............................47

     Section 6.02.     Application of Trust Money .........................................48

     Section 6.03.     Cancellation of Notes Held by the Issuer or CWRI ...................48

ARTICLE VII     EVENTS OF DEFAULT AND REMEDIES ............................................48

     Section 7.01.     Events of Default ..................................................48

     Section 7.02.     Acceleration of Maturity; Rescission and Annulment .................50

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                                   (continued)

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     Section 7.03.     Collection of Indebtedness and Suits for Enforcement by
                       Indenture Trustee ..................................................51

     Section 7.04.     Indenture Trustee May File Proofs of Claim .........................52

     Section 7.05.     Indenture Trustee May Enforce Claims Without Possession of
                       Notes ..............................................................52

     Section 7.06.     Application of Money Collected .....................................53

     Section 7.07.     Indenture Trustee May Elect to Hold the Collateral .................53

     Section 7.08.     Sale of Receivables for Accelerated Notes ..........................53

     Section 7.09.     Noteholders Have the Right to Direct the Time, Method and
                       Place of Conducting Any Proceeding for Any Remedy
                       Available to the Indenture Trustee .................................54

     Section 7.10.     Limitation on Suits ................................................55

     Section 7.11.     Unconditional Right of Noteholders to Receive Principal and
                       Interest; Limited Recourse .........................................55

     Section 7.12.     Restoration of Rights and Remedies .................................56

     Section 7.13.     Rights and Remedies Cumulative .....................................56

     Section 7.14.     Delay or Omission Not Waiver .......................................56

     Section 7.15.     Control by Noteholders .............................................56

     Section 7.16.     Waiver of Past Defaults ............................................56

     Section 7.17.     Undertaking for Costs ..............................................57

     Section 7.18.     Waiver of Stay or Extension Laws ...................................57

ARTICLE VIII    THE INDENTURE TRUSTEE .....................................................58

     Section 8.01.     Certain Duties and Responsibilities ................................58

     Section 8.02.     Notice of Defaults .................................................59

     Section 8.03.     Certain Rights of Indenture Trustee ................................59

     Section 8.04.     Not Responsible for Recitals or Issuance of Notes ..................60

     Section 8.05.     May Hold Notes .....................................................61

     Section 8.06.     Money Held in Trust ................................................61

     Section 8.07.     Compensation and Reimbursement, Limit on Compensation,
                       Reimbursement and Indemnity ........................................61

     Section 8.08.     Disqualification; Conflicting Interests ............................62

     Section 8.09.     Corporate Indenture Trustee Required; Eligibility ..................62

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                                   (continued)

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     Section 8.10.     Resignation and Removal; Appointment of Successor ..................62

     Section 8.11.     Acceptance of Appointment by Successor .............................64

     Section 8.12.     Merger, Conversion, Consolidation or Succession to Business ........64

     Section 8.13.     Preferential Collection of Claims Against Issuer ...................65

     Section 8.14.     Appointment of Authenticating Agent ................................65

     Section 8.15.     Tax Returns ........................................................66

     Section 8.16.     Representations and Covenants of the Indenture Trustee .............67

     Section 8.17.     Custody of the Collateral ..........................................67

     Section 8.18.     Indenture Trustee's Application for Instructions from the
                       Issuer .............................................................68

ARTICLE IX      NOTEHOLDERS' MEETINGS, LISTS, REPORTS BY INDENTURE TRUSTEE,
                ISSUER AND BENEFICIARY ....................................................68

     Section 9.01.     Issuer To Furnish Indenture Trustee Names and Addresses of
                       Noteholders ........................................................68

     Section 9.02.     Preservation of Information; Communications to Noteholders .........68

     Section 9.03.     Reports by Indenture Trustee .......................................70

     Section 9.04.     Meetings of Noteholders; Amendments and Waivers ....................70

     Section 9.05.     Reports by Issuer to the Commission ................................71

     Section 9.06.     Reports by Indenture Trustee .......................................72

     Section 9.07.     Monthly Noteholders' Statement .....................................72

ARTICLE X       INDENTURE SUPPLEMENTS; AMENDMENTS TO THE TRANSFER AND SERVICING
                AGREEMENT AND AMENDMENTS TO THE TRUST AGREEMENT ...........................72

     Section 10.01.    Supplemental Indentures Without Consent of Noteholders .............72

     Section 10.02.    Supplemental Indentures with Consent of Noteholders ................74

     Section 10.03.    Execution of Indenture Supplements .................................75

     Section 10.04.    Effect of Indenture Supplements ....................................76

     Section 10.05.    Conformity with Trust Indenture Act ................................76

     Section 10.06.    Reference in Notes to Indenture Supplements ........................76

     Section 10.07.    Amendments to the Transfer and Servicing Agreement .................76

     Section 10.08.    Amendments to the Trust Agreement ..................................77

ARTICLE XI      REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER .......................78

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                                TABLE OF CONTENTS
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     Section 11.01.    Payment of Principal and Interest ..................................78

     Section 11.02.    Maintenance of Office or Agency ....................................78

     Section 11.03.    Money for Note Payments to be Held in Trust ........................78

     Section 11.04.    Statement as to Compliance .........................................80

     Section 11.05.    Legal Existence ....................................................80

     Section 11.06.    Further Instruments and Acts .......................................80

     Section 11.07.    Compliance with Laws ...............................................81

     Section 11.08.    Notice of Events of Default ........................................81

     Section 11.09.    Certain Negative Covenants .........................................81

     Section 11.10.    No Other Business ..................................................81

     Section 11.11.    No Borrowing .......................................................81

     Section 11.12.    Rule 144A Information ..............................................82

     Section 11.13.    Performance of Obligations .........................................82

     Section 11.14.    Issuer May Consolidate, Etc., Only on Certain Terms ................83

     Section 11.15.    Successor Substituted ..............................................85

     Section 11.16.    Guarantees, Loans, Advances and Other Liabilities ..................85

     Section 11.17.    Capital Expenditures ...............................................85

     Section 11.18.    Restricted Payments ................................................85

     Section 11.19.    Perfection Representations and Warranties ..........................86

ARTICLE XII     EARLY REDEMPTION OF NOTES .................................................86

     Section 12.01.    Applicability of Article ...........................................86

     Section 12.02.    Optional Repurchase ................................................87

     Section 12.03.    Notice .............................................................87

ARTICLE XIII    COLLATERAL ................................................................88

     Section 13.01.    Recording, Etc .....................................................88

     Section 13.02.    Trust Indenture Act Requirements ...................................89

     Section 13.03.    Suits To Protect the Collateral ....................................90

     Section 13.04.    Purchaser Protected ................................................90

     Section 13.05.    Powers Exercisable by Receiver or Trustee ..........................90

     Section 13.06.    Determinations Relating to Collateral ..............................90

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                                TABLE OF CONTENTS
                                   (continued)

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     Section 13.07.    Release of Collateral ..............................................91

     Section 13.08.    Certain Actions by Indenture Trustee ...............................91

     Section 13.09.    Opinions as to Collateral ..........................................91

     Section 13.10.    Delegation of Duties ...............................................92

ARTICLE XIV     MISCELLANEOUS .............................................................92

     Section 14.01.    No Petition ........................................................92

     Section 14.02.    Trust Obligations ..................................................92

     Section 14.03.    Limitations on Liability ...........................................93

     Section 14.04.    Tax Treatment ......................................................93

     Section 14.05.    Actions Taken by the Issuer ........................................93

     Section 14.06.    Termination of Issuer ..............................................93

     Section 14.07.    Final Distribution .................................................93

     Section 14.08.    Termination Distributions ..........................................94

     Section 14.09.    Enhancement Provider as Third-Party Beneficiary ....................95

                                      -vi-                      MASTER INDENTURE